UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )
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WOLVERINE WORLD WIDE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (02-02)

Wolverine World Wide, Inc.
9341 Courtland Drive, N.E.
Rockford, Michigan 49351

NOTICE OF ANNUAL MEETING

To our Stockholders:

You are invited to attend Wolverine’s Annual Meeting of Stockholders at Wolverine’s headquarters located at 9341 Courtland Drive, N.E., Rockford, Michigan, on Thursday, April 23, 2009, at 10 a.m. local time. At the meeting, we will:

(1) Elect four directors for three-year terms expiring in 2012.

(2)	Vote on ratification of the Audit Committee’s appointment of Ernst & Young LLP as independent auditors for the current fiscal year.

(3) Conduct such other business as may properly come before the meeting.

You can vote at the meeting and any adjournment of the meeting if you were a stockholder of record on March 2, 2009. A list of stockholders entitled to vote at the meeting will be available for review by Wolverine stockholders at the office of Kenneth A. Grady, Secretary and General Counsel of Wolverine, located at 9341 Courtland Drive, N.E., Rockford, Michigan, during ordinary business hours for the 10-day period before the meeting.

A copy of Wolverine’s Annual Report to Stockholders for the year ended January 3, 2009, is enclosed with this Notice. The following proxy statement and enclosed proxy card are being sent to stockholders on and after March 13, 2009.

By Order of the Board of Directors

Kenneth A. Grady, Secretary and General Counsel

March 13, 2009

Your Vote is Important to Us. Even if You Plan to Attend the Meeting in Person,
PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY OR
VOTE BY TELEPHONE OR THE INTERNET.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL
MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 23, 2009.

Wolverine’s Proxy Statement for the 2009 Annual Meeting of Stockholders and the Annual
Report to Stockholders for the fiscal year ended January 3, 2009 are available at
www.wolverineworldwide.com/2009annualmeeting.asp

Proxy Statement
Election of Directors
Wolverine’s Board of Directors
Corporate Governance Principles
Non-Employee Director Compensation
Director Compensation for Fiscal 2008
Ownership of Wolverine Stock
Executive Compensation
COMPENSATION DISCUSSION AND ANALYSIS
Potential Payments Upon Termination or Change in Control
Estimated Payments on Termination or Change in Control
Compensation Committee Report
Selection of Auditors
Audit Committee Report
Related Matters
Appendix A

WOLVERINE WORLD WIDE, INC.
9341 Courtland Drive, N.E.
Rockford, Michigan 49351

ANNUAL MEETING OF STOCKHOLDERS

April 23, 2009

Proxy Statement

This proxy statement and enclosed proxy card are being furnished to you in connection with the solicitation of proxies by the Wolverine Board of Directors for use at the annual meeting. In this proxy statement, “we,” “us,” “our” and “Wolverine” refer to Wolverine World Wide, Inc. and “you” and “your” refer to Wolverine stockholders.

Questions and Answers About the Proxy Materials and Our 2009 Annual Meeting

Q:	Why am I receiving these materials?

A:	Wolverine’s Board of Directors is providing these proxy materials to you in connection with its solicitation of proxies for use at the Wolverine World Wide, Inc. 2009 Annual Meeting of Stockholders, which will take place on April 23, 2009, at Wolverine’s headquarters located at 9341 Courtland Drive, N.E., Rockford, Michigan, at 10:00 a.m. local time. Stockholders are invited to attend the annual meeting and are requested to vote upon the proposals described in this Proxy Statement.

Q:	What information is contained in these materials?

A:	The information included in this Proxy Statement relates to the proposals to be voted upon at the annual meeting, the voting process, the compensation of our directors and named executive officers, and certain other required information. Wolverine’s Annual Report to Stockholders for the year ended January 3, 2009, which includes Wolverine’s audited consolidated financial statements, is included in these proxy materials. Your proxy, which you may use to vote, is also enclosed.

Q:	What proposals will be voted upon at the annual meeting?

A:	There are two proposals scheduled to be voted upon at the annual meeting:

• election of four directors for three-year terms expiring in 2012; and

• ratification of the appointment of Ernst & Young LLP as independent auditors for Wolverine for the current fiscal year.

In addition, such other business as may properly come before the meeting will be considered and voted upon. We are not currently aware of any other matters to be considered and voted upon at the meeting.

Q:	How does Wolverine’s Board of Directors recommend that I vote?

A:	Wolverine’s Board of Directors recommends that you vote your shares “FOR” each of the nominees to the Board of Directors and “FOR” each other proposal discussed in this Proxy Statement.

Q:	Who may vote?

A:	You may vote at the meeting or by proxy if you were a stockholder of record of Wolverine at the close of business on March 2, 2009. Each stockholder is entitled to one vote per share on each matter presented. As of March 2, 2009, there were 49,530,959 shares of Wolverine common stock issued and outstanding (excluding 12,781,203 shares of treasury stock).

Q:	How do I vote before the annual meeting?

A:	Wolverine offers the convenience of voting by mail-in proxy, telephone or the Internet. See the enclosed proxy for voting instructions. If you properly sign and return the proxy in the form we have provided or properly vote by telephone or the

Internet, your shares will be voted at the annual meeting and at any adjournment of that meeting.

Q:	What if I return my proxy but do not provide voting instructions?

A:	If you specify a choice, the proxy will be voted as specified. If you return a signed proxy but do not specify a choice, your shares will be voted in favor of the election of all nominees named in this Proxy Statement and in favor of the proposal set forth in this Proxy Statement. In all cases a proxy will be voted in the discretion of the individuals named as proxies on the proxy card with respect to any other matters that may come before the meeting.

Q:	Can I change my mind after I vote?

A:	You may revoke your proxy at any time before it is exercised by delivering written notice of revocation to the Secretary of Wolverine or by attending and voting at the annual meeting.

Q:	How can I vote my shares in person at the annual meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to vote in person, please bring the enclosed proxy card and proof of identification. Even if you plan to attend the annual meeting in person, Wolverine recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting. Shares held in “street name” through a brokerage account or by a bank or other nominee may be voted in person by you if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:	What is the quorum requirement for the annual meeting?

A:	The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the annual meeting is necessary to constitute a quorum. In determining the presence or absence of a quorum for the annual meeting, all shares for which a proxy or vote is received will be counted as present and represented at the meeting, including abstentions and shares represented by a broker vote on any matter.

Q:	What is the voting requirement to approve each of the proposals?

A:	A plurality of the shares voting is required to elect directors. This means that the nominees who receive the most votes will be elected. In counting votes on the election of directors, only votes “for” or “withheld” affect the outcome. Broker non-votes (which are explained below) will be counted as not voted and will be deducted from the total shares of which a plurality is required.

Each other matter to be voted upon at the annual meeting will be approved if a majority of the shares present or represented at the meeting and entitled to vote upon the proposal are voted in favor of such matter. In counting votes on each such matter, abstentions will be counted as voted against the matter and broker non-votes will be counted as not voted upon the matter and deducted from the total shares of which a majority is required.

Q:	What are broker non-votes and what effect do they have on the proposals?

A:	Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote those shares.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	Where can I find the voting results of the annual meeting?

A:	Wolverine will announce preliminary voting results at the annual meeting and publish final results in Wolverine’s quarterly report on Form 10-Q for the second quarter of 2009.

Election of Directors

As recommended by the Governance Committee, the Board of Directors proposes that the following nominees be elected as directors for terms expiring at the 2012 annual meeting:

Alberto L. Grimoldi
Joseph R. Gromek
Brenda J. Lauderback
Shirley D. Peterson

All of the nominees are currently directors of Wolverine whose terms will expire at the annual meeting. Each proposed nominee is willing to serve as a director if elected. However, if a nominee is unable to serve or is otherwise unavailable for election, which is not contemplated, the incumbent Wolverine Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, your shares will be voted for the substitute nominee (unless you give other instructions). If a substitute nominee is not selected, your shares will be voted for the remaining nominees. Proxies will not be voted for more than four nominees.

Wolverine’s Board of Directors currently consists of 11 directors. Wolverine’s Amended and Restated Bylaws provide that the Board of Directors is divided into three classes, with each class to be as nearly equal in number as possible. Each class serves a term of office of three years, with the term of one class expiring at the annual meeting in each successive year.

Biographical information for each nominee and each current director who will continue to serve after the annual meeting is presented below. Except as otherwise indicated, all have had the same principal positions and employment for over five years.

Your Board of Directors recommends that you vote FOR each nominee.

Wolverine’s Board of Directors

Nominees for Terms Expiring in 2012

ALBERTO L. GRIMOLDI (age 67) has been a director since 1994. Mr. Grimoldi is Chairman of Grimoldi, S.A., a shoe manufacturer and retailer in Argentina. He has held that position since 1986. Mr. Grimoldi was previously a member of the Advisory Board of Ford Motor Company in Argentina, and has also held various positions in the Argentinean government.

JOSEPH R. GROMEK (age 62) was appointed to Wolverine’s Board of Directors on April 17, 2008. Mr. Gromek is President, Chief Executive Officer and a director of The Warnaco Group, Inc., which designs, sources, manufactures, markets, licenses and distributes a broad line of intimate apparel, sportswear and swimwear worldwide. He has held that position since 2003.

BRENDA J. LAUDERBACK (age 58) was appointed to the Board of Directors in 2003. From 1995 until her retirement in 1998, Ms. Lauderback was president of the Wholesale and Retail Group of Nine West Group, Inc., a footwear wholesaler and distributor. She was previously the President of the Wholesale Division of U.S. Shoe Corporation, a footwear manufacturer and distributor, and a Vice President of Dayton Hudson Corporation, a retailer. Ms. Lauderback is also a director of: Irwin Financial Corporation; Big Lots, Inc.; Denny’s Corporation; and Select Comfort Corporation.

SHIRLEY D. PETERSON (age 67) has been a director since 2005. From 1995 until her retirement in 2000, Ms. Peterson served as President of Hood College of Frederick, Maryland. From 1993 to 1995 she was a partner at the law firm Steptoe & Johnson LLP. She was previously the Commissioner of the Internal Revenue Service and an Assistant Attorney General of the Tax Division for the U.S. Department of Justice. Ms. Peterson is also a director of: The Goodyear Tire & Rubber Company; AK Steel Holding Corporation; and Champion Enterprises Inc.

Continuing Directors — Terms Expiring in 2011

WILLIAM K. GERBER (age 55) has been a director since 2008. Mr. Gerber is Managing Director of Cabrillo Point Capital LLC, a private investment fund. He has held that position since 2008. From 1998 to 2007, Mr. Gerber was Executive Vice President and Chief Financial Officer of Kelley Services, Inc., a global staffing solutions company. Mr. Gerber is also a director of AK Steel Corporation and Kaydon Corporation.

BLAKE W. KRUEGER (age 55) has been a director since 2006. Mr. Krueger is Chief Executive Officer and President of Wolverine, a position he assumed in April 2007. From October 2005 until April 2007, Mr. Krueger served as President and Chief Operating Officer of Wolverine. From 2004 to October 2005, he served as Executive Vice President and Secretary of Wolverine and President of the Heritage Brands Group. From 2003 to 2004, Mr. Krueger served as Executive Vice President and Secretary of Wolverine and President of the Caterpillar Footwear Group. He has also previously served as Executive Vice President, General Counsel and Secretary of Wolverine with various responsibilities including the human resources, retail, business development, accessory licensing, mergers and acquisitions, and legal areas.

MICHAEL A. VOLKEMA (age 53) has been a director since 2005. Mr. Volkema is Chairman of Herman Miller, Inc., a leading designer and manufacturer of furnishings for the office and home. He has held that position since 2000. Mr. Volkema became President and Chief Executive Officer of Herman Miller in 1995 and held those positions until 2003 and 2004, respectively.

Continuing Directors — Terms Expiring in 2010

JEFFREY M. BOROMISA (age 54) has been a director since 2006. Mr. Boromisa is Executive Vice President of Kellogg International, President of Latin America and Senior Vice President of Kellogg Company, a leading global cereal, snack and specialty foods company. He has held these positions since 2008. Mr. Boromisa is also a member of Kellogg Company’s Global Leadership Team. From 2006 until 2008, Mr. Boromisa served as Executive Vice President of Kellogg International, President of Asia Pacific and Senior Vice President of the Kellogg company. From 2004 until 2006, he was Senior Vice President and Chief Financial Officer of Kellogg Company. In 2002, Mr. Boromisa was promoted to Senior Vice President, Corporate Controller and Chief Financial Officer of Kellogg International. Mr. Boromisa served as Vice President and Corporate Controller of Kellogg Company from November 1999 until 2002. In 1997, he was promoted to Vice President — Purchasing of Kellogg North America, and since 1981, has served Kellogg Company in various financial positions.

DAVID T. KOLLAT (age 70) has been a director since 1992. Mr. Kollat is Lead Director of Wolverine. Mr. Kollat is also President and Chairman of 22, Inc., a company specializing in research and management consulting for retailers and consumer goods manufacturers. Mr. Kollat is also a director of Limited Brands, Inc.; Big Lots, Inc.; and Select Comfort Corporation.

DAVID P. MEHNEY (age 69) has been a director since 1977. Mr. Mehney is President of The KMW Group, Inc., an importer and distributor of medical products and distributor of marine products in Michigan.

TIMOTHY J. O’DONOVAN (age 63) has been a director since 1993. Mr. O’Donovan is Chairman of the Board of Wolverine, and has served in that position since April 2005. In April 2007, Mr. O’Donovan retired as Chief Executive Officer of Wolverine, a position which he held since April 2000. Mr. O’Donovan served Wolverine as its Chief Executive Officer and President from April 2000 until April 2005. Before April 2000, Mr. O’Donovan was Chief Operating Officer and President of Wolverine since 1996. Before 1996, Mr. O’Donovan was Executive Vice President of Wolverine. Mr. O’Donovan is also a director of Spartan Stores, Inc. and Kaydon Corporation.

Board Committees and Meetings

During the 2008 fiscal year, the Board of Directors held five regular meetings. Each of the directors attended 75% or more of the aggregate of the total number of full Board meetings and the total number of meetings of committees on which he or she served (during the periods that he or she served).

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Governance Committee. Members of each committee are appointed by the Board of Directors and the authority, duties and responsibilities of each committee are governed by written charters approved by the Board of Directors. In addition to regular Board and Committee meetings, Wolverine has regular scheduled executive sessions for non-management directors. Wolverine’s independent Lead Director, Mr. Kollat, presides at all non-management executive sessions. Interested parties may make concerns known to the non-management directors by communicating with Mr. Kollat or with the non-management directors as a group, through one of the Board communication mechanisms described later in this proxy statement under the heading “Corporate Governance Principles — Communication with the Board.”

The table below shows current membership for each of the standing committees:

	Compensation	Governance
Audit Committee	Committee	Committee
Jeffrey M. Boromisa*	Joseph R. Gromek	Brenda J. Lauderback*
William K. Gerber	David T. Kollat	Shirley D. Peterson
Brenda J. Lauderback	Michael A. Volkema*	Michael A. Volkema
Shirley D. Peterson

*	Committee Chair

Below is a description of each of the standing committees.

Audit Committee.  The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 and performs the following duties:

•	represents and assists the Board in fulfilling its oversight responsibility regarding Wolverine’s financial reporting and accounting process;

•	appoints, retains, compensates, oversees, evaluates and, if appropriate, terminates the independent auditors;

•	annually reviews the performance, effectiveness, objectivity and independence of the independent auditors and Wolverine’s internal audit function;

•	obtains and reviews the independent auditors’ internal quality control report and other reports required by applicable rules, regulations and standards;

•	assesses auditor independence;

•	establishes procedures for the receipt, retention and treatment of complaints regarding accounting and auditing matters;

•	meets to review Wolverine’s financial statements, including disclosures in Management’s Discussion and Analysis of Financial Condition and Results of Operations, that are included in Wolverine’s reports on Form 10-Q and Form 10-K;

•	reviews Wolverine’s policies and systems with respect to risk assessment and risk management and discusses significant risks or exposures with management and the independent auditors;

•	discusses with internal auditors and the independent auditors the overall scope and plans for their respective audits;

•	oversees Wolverine’s legal and regulatory compliance systems;

•	reviews and discusses the adequacy and effectiveness of Wolverine’s internal control over financial reporting and disclosure controls and procedures; and

•	establishes policies and procedures relating to the engagement of the independent auditors, including pre-approval policies and procedures.

Only independent directors may serve on the Audit Committee. Each member of the Audit Committee satisfies the independence standards for such committee members established by the New York Stock Exchange (“NYSE”) and the Securities and Exchange Commission (“SEC”). Wolverine’s Board of Directors has determined that Jeffrey M. Boromisa and William K. Gerber are audit committee financial experts, as defined by the SEC. The Audit Committee met twelve times in 2008.

Compensation Committee.  The Compensation Committee:

•	assists the Board of Directors in discharging its responsibilities relating to executive compensation and fulfilling its responsibilities relating to Wolverine’s compensation and benefit programs and policies;

•	oversees the overall compensation structure, policies and programs, and assesses whether the compensation structure establishes appropriate incentives;

•	reviews and approves corporate and personal goals and objectives relevant to Chief Executive Officer compensation, evaluates the performance of the Chief Executive Officer in light of these goals and objectives, and, together with the other independent directors, approves the compensation of the Chief Executive Officer based on the evaluation;

•	reviews and approves the compensation of elected corporate officers and other executives, including bonuses and equity compensation;

•	administers and makes recommendations with respect to Wolverine’s stock option and other equity-based incentive plans; and

•	reviews and discusses with management Wolverine’s Compensation Discussion and Analysis and related disclosures required by the rules of the SEC and recommends to the Board of Directors whether such disclosures should be included in the annual report and proxy statement.

Only independent directors may serve on the Compensation Committee. Each member of the Compensation Committee satisfies the independence standards for such committee members established by the NYSE. The Compensation Committee met five times during 2008.

Governance Committee.  The Governance Committee:

•	interviews each potential director nominee and recommends, consistent with criteria approved by the Board, suitable candidates for nomination or appointment to the Board;

•	in conjunction with the Board, establishes qualification standards for Board and committee membership;

•	develops and recommends to the Board an annual self-evaluation process for the Board and its committees and oversees the evaluation process;

•	establishes and recommends director independence guidelines to the Board;

•	reviews and reports on all matters generally relating to corporate governance and develops and recommends to the Board corporate governance guidelines;

•	recommends to the Board key executives to serve as corporate officers of Wolverine; and

•	annually reviews the compensation of directors for service on the Board of Directors and committees and makes recommendations to the Board of Directors regarding such compensation.

In evaluating the skills and characteristics required of Board members, the Governance Committee addresses issues such as experience, diversity, age and skills in the context of the current make-up of the Board. The Governance Committee will consider candidates for nomination that are recommended by stockholders, directors, officers, third-party search firms and other sources. Stockholders may recommend individual nominees for consideration by the Governance Committee by communicating with the Governance Committee through one of the Board communication mechanisms described under the heading “Corporate Governance Principles — Communication with the Board.” The Board of Directors ultimately determines individuals to be nominated at each annual meeting. Direct stockholder nominations may be made through the procedure described below under the subheading “Stockholder Nominations.” From time to time, Wolverine or the Governance Committee engages third-party search firms to assist with identifying and evaluating potential nominees.

In making nominee recommendations to the Board, the Governance Committee considers a potential nominee’s ability, judgment and personal and professional integrity. The Governance Committee seeks nominees who it believes are likely to be most effective, in conjunction with other nominees and Board members, in collectively serving the long-term interests of the stockholders. Based on the Governance Committee’s recommendation, the Board of Directors appointed Joseph R. Gromek as a new director in April 2008. Mr. Gromek was identified by a third-party search firm and recommended by the Governance Committee for appointment to the Board.

Only independent directors may serve on the Governance Committee. Each member of the Governance Committee satisfies the independence standards for such committee members established by the NYSE. The Governance Committee met five times during 2008.

Stockholder Nominations

Nominations may be made by a stockholder entitled to vote for the election of directors if, and only if, the stockholder submits advance notice of the proposed nomination to the Secretary of Wolverine and the notice is received by the Secretary of Wolverine not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the prior year’s annual meeting. If Wolverine did not hold an annual meeting within the last year or the date of the upcoming annual meeting changed by more than 30 days from the date of the last preceding annual meeting, stockholders must give notice by the close of business not more than 10 days after the public disclosure of the date of the meeting. Each notice submitted by a stockholder must set forth each nominee’s name, age, business address, residence address and principal occupation and employment, the class and number of shares of common stock beneficially owned by each nominee, and any other information concerning each nominee required to be included in a proxy statement soliciting proxies for the election of the nominee under the rules of the SEC. In addition, the notice must state the name, record address and the class and number of shares of common stock beneficially owned by the stockholder submitting the notice, along with information, as of the date of notice and the record date for the annual meeting, about any agreement, arrangement or understanding that has the effect or intent of mitigating loss, managing risk or benefit from changes in the share price of any class or series of shares of Wolverine, or increasing or decreasing voting power with respect to shares of Wolverine, including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares. If the chairman of the meeting determines that a nomination was not made in accordance with these procedures, he or she must announce that determination at the meeting and the nomination will be disregarded.

Corporate Governance Principles

Wolverine has developed governance principles to assist the Board in fulfilling its responsibilities to stockholders and to provide a framework for the Board’s oversight responsibilities regarding the management of Wolverine. Wolverine’s governance principles are dynamic and have been developed and revised over a period of many years to reflect changing laws, regulations and best business practices. The governance principles also provide guidance and transparency to management, employees, investors and other stakeholders regarding the Board’s philosophy, high ethical standards, expectations for conducting business, and decision-making processes.

The following is a summary of certain of Wolverine’s policies, charters, guidelines and principles relating to corporate governance and financial reporting. You may access complete current copies of our Code of Conduct & Compliance, Corporate Governance Guidelines, Director Independence Standards, Accounting and Finance Code of Ethics, Audit Committee Charter, Governance Committee Charter and Compensation Committee Charter on the Corporate Governance section of the Investors section of Wolverine’s website at www.wolverineworldwide.com. Each of these is also available in print to any stockholder upon request to the Secretary of Wolverine, and the Director Independence Standards are attached as Appendix A to this Proxy Statement.

Independence

The Board believes that the independence of directors and Board committee members is important to assure that the Board and its committees operate only in the best interests of the stockholders and to avoid any appearance of conflict of interest. For over 15 years, Wolverine has functioned with not more than two active or former management employees as directors. The remainder of the Board’s 8 to 12 directors over this period have been non-management directors. Only two current or former management employees, Wolverine’s Chief Executive Officer and President, and Wolverine’s Chairman and former Chief Executive Officer, currently serve as directors. Wolverine’s formal Corporate Governance Guidelines require that a substantial majority of the directors be independent.

The Board has determined that the following 8 of its 11 directors meet the director independence standards adopted by the Board and the applicable NYSE standards for independence (including, with respect to audit committee members, the heightened independence criteria applicable to audit committee members under the NYSE and SEC independence standards), have no material relationship with Wolverine, and therefore are independent:

•	Jeffrey M. Boromisa
•	William K. Gerber
•	Joseph R. Gromek
•	David T. Kollat
•	Brenda J. Lauderback
•	David P. Mehney*
•	Shirley D. Peterson
•	Michael A. Volkema

* See the discussion of indirect related party transactions under the caption “Related Matters,” subheading “Certain Relationships and Related Transactions.”

Mr. Phillip D. Matthews served as a director in 2008 until his retirement as a director in April 2008, and was determined to be independent by the Board of Directors in February 2008.

Our Board of Directors has adopted categorical Independence Standards, which are attached as Appendix A to this Proxy Statement and which are also available at our website. These Independence Standards comply with and, in some areas, exceed the director independence standards required by the NYSE. In summary, under these standards a director is considered independent only if the director and his or her immediate family members do not have, and generally have not had in the most recent three years, any material relationships with Wolverine, its subsidiaries or affiliates (including certain relationships with Wolverine’s independent auditors). The standards establish thresholds at which such relationships are deemed to be not material. In addition, the Board examines on a case-by-case basis transactions and relationships that are not of a nature addressed by the categorical standards.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that set forth the primary framework of governance principles applicable to Wolverine. The Corporate Governance Guidelines outline the general duties and functions of the Board and management, and set forth general principles regarding Board composition, independence, Board meetings and responsibilities, Board committees, expectations of directors, annual performance evaluations, management succession and ethical expectations.

Stock Ownership Requirements for Directors and Executive Officers

For many years, the Board has believed that directors and management should have a significant financial stake in Wolverine to align their interests with those of the stockholders. For that reason, several years ago the Board adopted formal requirements that directors and executive management own specified amounts of Wolverine stock (including ownership credit for stock units allocated to non-employee directors under the Deferred Compensation Plan) within five years of their respective election to the Board or appointment as a member of executive management. The ownership requirements necessitate holdings of a number of shares (including ownership credit for stock units allocated to non-employee directors under the Deferred Compensation Plan) of Wolverine stock with a value equal to at least (i) for directors, five times the current Board retainer, (ii) for the Chief Executive Officer, five times base salary, (iii) for other executive officers, between two and three times base salaries, and (iv) for other executive management, between one and two times base salaries.

Code of Conduct & Compliance

For years, Wolverine and its employees and directors have followed an extensive Code of Conduct & Compliance (“Code”). This comprehensive Code establishes basic guidelines to help employees and directors comply with applicable legal requirements and sets forth Wolverine’s expectations regarding business ethics, integrity, honesty and fairness. The Code contains Wolverine’s principles and procedures regarding conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of Wolverine’s assets, compliance with laws, rules and regulations, engagement criteria for Wolverine’s trading partners, “whistle blower” protection provisions, expectations regarding the integrity of books and records, and guidelines and procedures for many other subjects. Employees are surveyed annually to identify any areas of noncompliance with the Code, and the results of this survey are reported to the Board.

Accounting and Finance Code of Ethics

The Board has adopted an Accounting and Finance Code of Ethics (“Finance Ethics Code”). This is an ethics code focused on the financial reporting process and is intended to protect the interests of all of Wolverine’s constituents, including stockholders, employees, customers and the communities in which Wolverine conducts business. Many of the basic tenets of the Finance Ethics Code have been incorporated for many years in the Code. The Finance Ethics Code is applicable to Wolverine’s Chief Executive Officer, Chief Financial Officer and Corporate Controller and sets forth specific rules of conduct and expectations regarding the financial reporting process, protection of Wolverine’s assets, compliance with rules and regulations and honest and ethical conduct in connection with the financial reporting process and related disclosures. The Finance Ethics Code and the Code are available on the Corporate Governance section of the Investors section of Wolverine’s website at www.wolverineworldwide.com, where Wolverine will post any waiver of or amendment to these codes for directors or executive officers.

Board Committee Charters

The Board has organized and formed three committees, the Audit Committee, the Compensation Committee and the Governance Committee. The Board has approved a committee charter for each committee that contains basic principles regarding the committee’s organization, purpose, authority and responsibilities. The performance of each committee is reviewed annually by committee members and the Board.

Leadership

Since 1993, the Board has operated with an independent Lead Director, who is selected by the independent directors. The duties of the independent Lead Director include: (a) working closely with the Chairman regarding the agenda and scheduling for Board and committee meetings; (b) overseeing information sent to the Board; (c) presiding over executive sessions; (d) serving as a liaison between the Chairman and the independent Directors; (e) presiding over Board meetings in the absence of the Chairman; and (f) being available for consultation and communications with stockholders as appropriate.

Attendance

The Board prides itself on its ability to recruit and retain directors who have a diversity of experience, who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who are effective (in conjunction with the other members of the Board) in collectively serving the long-term interests of the stockholders. Board and committee attendance is central to the proper functioning of the Board of Directors and is a priority. Directors are expected to make every effort to attend every Board meeting. Directors are also expected to attend the Annual Meeting of Stockholders in person. All then-current directors attended the 2008 annual meeting.

Communication with the Board

Stockholders and interested parties may communicate with members of Wolverine’s Board of Directors through various links provided on the Corporate Governance section of the Investors section of Wolverine’s website at www.wolverineworldwide.com or by sending correspondence to the Board, a specific Board committee or a Board member c/o General Counsel, Wolverine World Wide, Inc., 9341 Courtland Drive, N.E., Rockford, Michigan 49351. Any communications submitted by any of the above means (or the means described below) are received by Wolverine’s General Counsel and forwarded to the appropriate person or persons. Any suggestions, concerns or reports of misconduct at Wolverine or complaints or concerns regarding Wolverine’s financial statements and accounting, auditing, internal control and reporting practices can be reported (including anonymous and confidential submissions) by submitting a report on www.WolverineReportLine.com or by writing to the audit committee c/o the General Counsel at the above address.

Board and Company Culture

Wolverine’s comprehensive governance guidelines and principles are coupled with a robust, open and effective Board environment that promotes respect, trust and candor, fosters a culture of open dissent and permits each director to express opinions and contribute to the Board process. Directors are expected to have unrestricted access to management and any company information they desire. The participation of Board members and the open exchange of opinions is further encouraged at the Board committee level through the periodic rotation of Board members among its standing committees. This open and candid operating environment is shared by management and the Board and is essential to fully realize the benefits of Wolverine’s formal governance guidelines, principles, charters and policies.

Non-Employee Director Compensation

Wolverine pays each non-employee director an annual cash retainer of $30,000 plus $2,000 per full day for attendance at each regular meeting of the Board of Directors and $1,000 for attendance at each committee meeting, including meetings by teleconference. In addition, Wolverine pays the chairperson of the Audit Committee an annual fee of $7,500 and the chairpersons of the Compensation and Governance Committees annual fees of $5,000.

Wolverine also pays each non-employee director an annual equity retainer equal to $40,000 (increased from $15,000 in fiscal 2007) in the form of a contribution deferred in the form of Stock Units under the Amended and Restated Outside Directors’ Deferred Compensation Plan (the “Deferred Compensation Plan”). The terms of the Deferred Compensation Plan and Stock Units are described below. For fiscal year 2008, non-employee directors were credited with 1,402 Stock Units.

Under Wolverine’s current director compensation program, each newly appointed or elected non-employee director is also granted an option to purchase a number of shares of Wolverine common stock equal to six times the annual cash retainer fee then in effect divided by the closing market price of Wolverine’s stock on the date of his or her initial election or appointment. For 2008, newly appointed directors Mr. Gerber and Mr. Gromek received 6,891 and 6,309 options, respectively. On the date of each annual meeting after his or her initial appointment or election, each non-employee director is granted an option to purchase a number of shares equal to three times the annual cash retainer fee then in effect divided by the closing market price of Wolverine’s stock on the annual meeting date. For 2008, each non-management director received 3,155 options granted under the Stock Incentive Plan of 2005. These options were fully vested on the grant date and have a term of 10 years. The exercise price of options granted is equal to the closing market price of Wolverine’s common stock on the date each option is granted.

Directors who are also employees of Wolverine or any of its subsidiaries do not receive an annual cash or equity retainer and are not compensated for attendance at Board or committee meetings. Wolverine also pays director expenses associated with attending Board and committee meetings and other Wolverine matters (including spouse travel expenses in connection with strategic planning meetings every other year). Board members from time to time receive sample Wolverine products of nominal value for review and assessment. Board members are eligible to receive reimbursement for certain approved expenses relating to director education.

Mr. Kollat serves as Lead Director of Wolverine. For his service as Lead Director, Mr. Kollat receives an annual fee of $60,000. These payments are in lieu of the annual director cash retainer fee of $30,000. Mr. Kollat receives the standard director fee for attendance at Board meetings and standard director stock options, but does not receive attendance fees for attending committee meetings.

In connection with his retirement as Chief Executive Officer in April 2007, Wolverine entered into a one-year consulting agreement with Mr. O’Donovan in order to retain his services after retirement. Under the consulting arrangement, Mr. O’Donovan received an annual fee of $350,000 in lieu of any director remuneration other than the standard director stock option grant for his services as Chairman of the Board. Under the consulting agreement, Wolverine continued to provide Mr. O’Donovan with office space, administrative support and continued estate and financial planning and tax preparation services. In addition, Mr. O’Donovan’s 2007 restricted stock grant vested upon his successful completion of his first year of duties as non-officer Chairman of the Board on April 17, 2008. In February 2008, Wolverine extended Mr. O’Donovan’s term as Chairman through April 2009. For the period from April 2008 to April 2009 Mr. O’Donovan received $150,000 for his services as Chairman and will also have office space and administrative staffing at Wolverine’s headquarters. He also received the standard annual non-management director stock option award for his services in fiscal 2008.

Deferred Compensation Plan. In 2008, Wolverine adopted the Deferred Compensation Plan, a supplemental nonqualified deferred compensation plan for directors who are not employees of Wolverine or its subsidiaries. Wolverine continues to maintain a prior plan that applies to benefits accrued before January 1, 2005. The Deferred Compensation Plan permits all non-employee directors to defer 25%, 50%, 75% or 100% of their directors’ fees. Amounts deferred and annual equity retainer amounts described above are credited on the books of Wolverine to an account established for that director as if the amounts had been invested in shares of Wolverine common stock using the closing market price of common stock on the payment date (“Stock Units”). Stock Units are credited with dividend equivalents.

The accumulated Stock Units in a director’s account under the plan are distributed in shares of Wolverine common stock in a single lump-sum or annual installments over a period of up to 20 years (10 years under the prior plan) by converting each Stock Unit to one share of Wolverine common stock upon termination of service as a director or as of a date selected by the director.

Upon a “change in control” as defined in the current Deferred Compensation Plan, Wolverine shares of common stock equal to the Stock Units credited to a director’s account will be distributed to the director in a single lump sum payment. For purposes of the Deferred Compensation Plan, “change in control” is defined as:

•	the acquisition by any person, or more than one person acting as a group, of more than 50% of either (i) the then outstanding shares of common stock of Wolverine or (ii) the total fair market value of Wolverine;

•	the acquisition by any person, or more than one person acting as a group, during the 12-month period from and including the date of the most recent acquisition, of ownership of 30% or more of the outstanding common stock of Wolverine;

•	the replacement of a majority of the individuals who constitute the Board during any 12-month period by directors whose appointment or election is not endorsed by a majority of the directors prior to the date of the appointment or election; or

•	the acquisition, during any 12-month period ending on the date of the most recent acquisition, by any person of assets from Wolverine having a gross fair market value of at least 40% of the gross fair market value of all the assets of Wolverine immediately before the acquisition.

Director Compensation for Fiscal 2008

The following table provides information concerning the compensation of directors for Wolverine’s last completed fiscal year.

	Fees
	Earned
	or	Stock	Option	All Other
	Paid in	Awards	Awards	Compensation	Total
Name	Cash(1)($)	(2)(3)($)	(3)($)	($)	($)
Jeffrey M. Boromisa	—	99,682	20,724	0	120,406
William K. Gerber(4)	41,500	40,309	61,032	0	142,841
Alberto L. Grimoldi	—	96,695	20,724	0	117,419
Joseph R. Gromek(4)	—	74,936	62,166	0	137,102
David T. Kollat	70,000	48,937	20,724	0	139,661
Brenda J. Lauderback	45,750	57,327	20,724	0	123,801
Phillip D. Matthews(5)	25,222	4,353	—	0	29,575
David P. Mehney	—	105,846	20,724	0	126,570
Timothy J. O’Donovan(6)	87,500	56,375	20,724	0	164,599
Shirley D. Peterson	57,000	40,794	20,724	0	118,518
Michael A. Volkema	52,500	40,794	20,724	0	114,018

(1)	Represents cash payments received by directors in fiscal 2008. Directors may defer director fees and receive Stock Units pursuant to the Deferred Compensation Plan. These deferrals are indicated in note (2) below.

(2)	For directors other than Mr. O’Donovan, amounts shown represent the dollar value of the shares of common stock that underlie the Stock Units credited to the Deferred Compensation Plan on the date of the award pursuant to the Deferred Compensation Plan described in the narrative above. Amounts include the $40,000 that Wolverine credited as part of the annual equity retainer to non-management directors, any additional annual retainer fees voluntarily deferred by the director to a Stock Unit account held by these directors under the Deferred Compensation Plan, as well as any dividend equivalents that were credited as Deferred Stock Units in fiscal 2008. Cash amounts voluntarily deferred related to fiscal 2008 were as follows: Mr. Boromisa ($57,500), Mr. Grimoldi ($40,000), Mr. Gromek ($34,500), Ms. Lauderback ($15,250) and Mr. Mehney ($46,000). The value attributable to any dividend equivalents credited as Deferred Stock Units were as follows: Mr. Boromisa ($2,182); Mr. Gerber ($309); Mr. Grimoldi ($16,695); Mr. Gromek ($436); Mr. Kollat ($8,937); Ms. Lauderback ($2,077); Mr. Matthews ($4,353) ; Mr. Mehney ($19,846); Ms. Peterson ($794); and Mr. Volkema ($794).

The amount in this column for Mr. O’Donovan represents the compensation cost recognized during fiscal 2008 for financial statement purposes in accordance with SFAS 123(R) for restricted stock granted in prior years, except no assumptions for forfeitures related to service-based vesting conditions were included. For a description of the methodology and assumptions used in determining the compensation cost, see the Stock-Based Compensation Note to Wolverine’s Financial Statements for the fiscal year ended January 3, 2009.

(3)	Listed below are the SFAS 123(R) fair values of the option awards granted to non-management directors in fiscal 2008 and the aggregate outstanding unexercised option awards held by non-management directors at the end of fiscal year 2008. The grant date fair value of each equity award computed in accordance with SFAS 123(R) is the same as the amount recognized by Wolverine for financial statement reporting purposes in accordance with SFAS 123(R). For valuation assumptions, see the Stock-Based Compensation Note to Wolverine’s Financial Statements for the fiscal year ended January 3, 2009.

	Fiscal 2008 Option	Option Awards
	Awards	Outstanding at
	Grant Date	January 3,
Name	Fair Value	2009
Jeffrey M. Boromisa	$20,724	13,891
William K. Gerber	61,032	10,046
Alberto L. Grimoldi	20,724	45,939
Joseph R. Gromek	62,166	9,464
David T. Kollat	20,724	54,128
Brenda J. Lauderback	20,724	14,195
Phillip D. Matthews	—	50,973
David P. Mehney	20,724	54,128
Timothy J. O’Donovan	20,724	380,811
Shirley D. Peterson	20,724	22,758
Michael A. Volkema	20,724	18,058

(4)	Mr. Gerber and Mr. Gromek were appointed as directors by Wolverine’s Board of Directors on February 7, 2008 and April 17, 2008, respectively.

(5)	Mr. Matthews retired at the 2008 Annual Meeting. Due to his retirement, he did not receive any stock or option award for fiscal 2008.

(6)	In fiscal 2008, Mr. O’Donovan was party to a consulting agreement with Wolverine for his services as director in fiscal 2008, as described above. The amount reflected in the Fees Earned or Paid in Cash column for Mr. O’Donovan represents fees paid under this agreement through April 2008. Fees for the April 2008 to April 2009 period were paid in 2009.

Ownership of Wolverine Stock

Five Percent Stockholders

The following table sets forth information concerning the number of shares of Wolverine stock held by each entity known to Wolverine to be the beneficial owner of more than five percent of Wolverine’s outstanding shares of common stock:

Five Percent Stockholders

	Amount and Nature of Beneficial
	Ownership of Common Stock
			Shared Voting	Total
Name and Address	Sole Voting	Sole Dispositive	or Dispositive	Beneficial	Percent
of Beneficial Owner	Power	Power	Power	Ownership	of Class
Barclays Global Investors, NA(1) 400 Howard St. San Francisco, CA 94105	2,349,499	3,106,708	0	3,106,708	6.35%
Franklin Resources, Inc.(2) One Franklin Parkway San Mateo, CA 94403	2,864,451	2,864,451	0	2,864,451	5.9%

(1)	Based on information set forth in Schedule 13G filed February 5, 2009. The Schedule 13G indicates that Barclays Global Investors, NA and other related entities (some of which are investment advisors or banks) beneficially own, in the aggregate, 3,106,708 shares of Wolverine common stock.

(2)	Based on information set forth in Schedule 13G/A filed February 9, 2009. The Schedule 13G/A indicates that Franklin Resources, Inc. and one or more open- or close-end investment companies and other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of Franklin Resources, Inc. beneficially own, in the aggregate, 2,864,451 shares of Wolverine common stock.

Stock Ownership By Management

The following table sets forth the number of shares of common stock beneficially owned as of March 2, 2009, by each of Wolverine’s directors and nominees for director, each of the named executive officers and all of Wolverine’s directors, nominees for director and executive officers as a group. An asterisk in the column for “Percent of Class” means the individual beneficially owns less than one percent of the common stock:

Stock Ownership By Management

	Amount and Nature of Beneficial
	Ownership of Common Stock(1)
	Sole Voting	Shared Voting		Total
Name of	and/or Dispositive	or Dispositive	Stock	Beneficial	Percent
Beneficial Owner	Power(2)	Power(3)	Options(4)	Ownership(4)	of Class
Jeffrey M. Boromisa	—	—	13,891	13,891	*
Kenneth A. Grady	19,413	—	9,401	28,814	*
William K. Gerber	1,000	—	10,046	11,046	*
Donald T. Grimes	38,991	—	—	38,991	*
Alberto L. Grimoldi	10,168	—	45,939	56,107	*
Joseph R. Gromek	—	—	9,464	9,464	*
Stephen L. Gulis, Jr.	2,260	500	251,966	254,726	*
David T. Kollat	86,135	—	54,128	140,263	*
Blake W. Krueger	333,426	—	302,397	635,823	1.3%
Brenda J. Lauderback	5,100	—	14,195	19,295	*
Pamela L. Linton	27,156	—	5,334	32,490	*
Phillip D. Matthews(5)	5,692	—	50,973	56,665	*
David P. Mehney	77,452	73,889	54,128	205,469	*
Timothy J. O’Donovan	288,358	136,265	380,811	805,434	1.6%
Nicholas P. Ottenwess	33,813	190	82,701	116,704	*
Shirley D. Peterson	3,000	—	22,758	25,758	*
Michael A. Volkema	5,000	—	18,058	23,058	*
James D. Zwiers	56,678	—	43,347	100,025	*
All directors and executive officers as a group (17 people)(6)	996,496	210,154	996,756	2,203,406	4.4%

(1)	The numbers of shares stated are based on information provided by each person listed and include shares personally owned of record and shares that, under applicable regulations, are considered to be otherwise beneficially owned.

(2)	These numbers include restricted shares and performance shares held, which are subject to forfeiture if the terms of their grant are not satisfied.

(3)	These numbers include shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right and shares held by spouses, children or other relatives over whom the listed person may have influence by reason of relationship.

(4)	The numbers in the Stock Options column represent shares that may be acquired within 60 days after March 2, 2009, by the exercise of stock options granted under Wolverine’s various stock option plans. These numbers are also included in the Total Beneficial Ownership column.

(5)	Mr. Matthews served as a director in 2008 until his retirement as a director in April 2008.

(6)	This number excludes the 428,095 shares beneficially owned by Messrs. Gulis, Matthews and Ottenwess.

Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

Objectives of Wolverine’s Compensation Programs

The basic compensation philosophy of the Compensation Committee and Wolverine is to provide competitive salaries and incentives to achieve superior financial performance. Wolverine’s executive compensation policies are designed to achieve four primary objectives:

•	attract and retain talented executives who will lead Wolverine and achieve and inspire superior performance;

•	provide incentives for achievement of specific near-term individual, business unit and corporate goals and to reward attainment of goals at established levels;

•	provide incentives for achievement of longer-term financial goals and to reward attainment of goals at established levels; and

•	align the interests of management with those of the stockholders to encourage achievement of continuing increases in stockholder value.

The Compensation Committee reviews and structures Wolverine’s compensation programs to balance employee salaries with compensation that is performance-based and reward annual performance while maintaining a focus on longer-term objectives. The mix of compensation elements varies based on an employee’s position and responsibilities. Wolverine’s objective is to balance the total compensation package among cash, non-cash, long-term, short-term and currently paid compensation in a way that meets the goals set forth above. Wolverine believes it serves the needs of its stockholders and key management employees to provide incentives commensurate with individual management responsibilities and past and future contributions to corporate objectives.

Comparison Group

In reviewing 2008 compensation, the Compensation Committee compared the base salaries and total compensation levels of Wolverine’s Chief Executive Officer and Chief Financial Officer with those of executives with similar positions in companies of similar type, size and financial performance. Although some footwear companies are among the companies included in the comparison group, this group was not limited to footwear companies because Wolverine competes for executive talent with a wide range of corporations. The Compensation Committee reviews the group annually and updates the members in consideration of any mergers, acquisitions or business-related changes. Wolverine’s comparison group for fiscal 2008 included: Jones Apparel Group, Inc.; Brown Shoe Company, Inc.; The Timberland Company; Genesco, Inc.; Columbia Sportswear Company; Skechers U.S.A., Inc.; The Stride-Rite Corp.; Kenneth Cole Productions, Inc.; K-Swiss Inc.; Steven Madden, Ltd.; Rocky Brands, Inc.; Deckers Outdoor Corporation; and Weyco Group, Inc. (the “Peer Group”). For purposes of comparative total shareholder return under the Long-Term Incentive Plan for the 2006-2008 performance period, Puma AG replaces The Stride Rite Corp. in the Peer Group because of the acquisition of The Stride Rite Corp. by Collective Brands Inc. in 2007.

At the Compensation Committee’s direction, management collected and assembled the data from the Peer Group and provided the information to the Committee. In general, the Compensation Committee targeted 2008 base salaries for the Chief Executive Officer and Chief Financial Officer positions to be at the median to slightly below the median percentile of base salaries paid for comparable positions within the Peer Group. The Compensation Committee targeted this level of salary in recognition of the need to provide competitive base salaries to attract and retain executive talent, while allowing for a greater portion of compensation to come in forms that are at risk and dependent upon performance. This “pay for performance” approach allows potential overall compensation to exceed or fall below the median Peer Group levels, depending on Wolverine’s performance under the Annual Bonus Plan and Long-Term Incentive Plan and depending on whether Wolverine’s stock price has increased or decreased.

In addition to reviewing comparative data from the Peer Group when establishing the 2008 compensation of Wolverine’s Chief Executive Officer and Chief Financial Officer, the Compensation Committee reviewed aggregate compensation data publicly available for U.S. publicly traded companies with revenues ranging from $1 billion to $1.5 billion (excluding companies with overall compensation in excess of certain dollar thresholds). The Compensation Committee focused its comparative analysis primarily on the Peer Group since it believed that the Peer Group represents companies that are most similarly-positioned to Wolverine.

Implementation of Wolverine’s Compensation Programs

The Compensation Committee administers and makes recommendations with respect to Wolverine’s compensation plans and reviews and approves (with input from the independent directors in the case of the Chief Executive Officer) the compensation of key senior executives. The Compensation Committee receives recommendations from Wolverine’s Chief Executive Officer regarding the compensation of senior executive officers (other than the Chief Executive Officer). Periodically, the Compensation Committee will engage a compensation consultant to conduct an assessment of the executive compensation program. The Compensation Committee did not engage a compensation consultant to assist the Compensation Committee with determining 2008 compensation of Wolverine’s named executive officers. However, the Compensation Committee engaged Towers Perrin in fiscal 2008 to conduct a market-based assessment of the primary elements of Wolverine’s executive compensation program for 2009. Towers Perrin did not provide any other services to Wolverine in 2008.

Elements of Compensation and Fiscal 2008 Amounts

Executive compensation at Wolverine consists primarily of the following elements:

•	base salary and benefits;

•	performance-based compensation, if any, under the Executive Short-Term Incentive Plan (the “Annual Bonus Plan”);

•	amounts paid, if any, as individual-specific bonuses designed to encourage achievement of individual goals;

•	performance-based compensation, if any, under the Long-Term Incentive Plan (“LTIP”);

•	participation in Wolverine’s equity-based incentive plans; and

•	participation in Wolverine’s retirement plans.

These components, individually and in the aggregate, are designed to accomplish one or more of the four compensation objectives described above.

    Base Salary

To attract and retain well-qualified executives, the Compensation Committee seeks to establish competitive base salaries. In setting individual base salaries, the Compensation Committee considers the executive’s performance, the executive’s current compensation, the executive’s responsibilities and position within Wolverine and Wolverine’s or the applicable business unit’s performance (determined by reference to pre-tax levels of earnings and levels of revenue) and expected contributions to Wolverine. Management (including the Chief Executive Officer) recommends annual merit increases for consideration by the Compensation Committee.

The Compensation Committee also considers Peer Group base salary information for the Chief Executive Officer and Chief Financial Officer positions, and has generally sought to place these base salaries at the median to slightly below the median percentile of base salaries paid for comparable positions within the Peer Group. Although the Compensation Committee does not give specific weight to any particular factor, the most weight is given to an executive’s performance, and a significant but lesser weight is generally given to the comparative data. In general, a market review prepared by management for the Compensation Committee’s consideration showed that 2007 base salary levels for the Chief Executive Officer (Mr. Krueger) and the Chief Financial Officer (Mr. Gulis, at the time of review) were below the median compared to the Peer Group.

The following information summarizes each named executive officer’s annualized base salary for fiscal years 2007 and 2008:

	2007	2008	% Increase
	Annualized	Annualized	Compared to
Name	Base Salary	Base Salary	Fiscal 2007
Blake W. Krueger	$700,000	$735,000	5%
Donald T. Grimes(1)	N/A	385,000	N/A
Kenneth A. Grady	237,500	245,500	3.4%
Pamela L. Linton(1)	280,000	292,000	4.3%
James D. Zwiers	245,000	285,000	16.3%
Stephen L. Gulis, Jr.	385,000	420,000	9.1%
Nicholas P. Ottenwess	235,000	250,000	6.4%

(1)	Mr. Grimes commenced employment in 2008, as a result no base salary is shown for fiscal 2007.

Mr. Zwiers received a 16.3% base salary increase due to his promotion to Senior Vice President and the additional responsibilities he assumed in that role.

Mr. Ottenwess’s base salary was increased by 6.4%, reflecting his move to an operational role in connection with his transition to Senior Vice President — Operations of Wolverine’s Outdoor Group in fiscal 2008. Mr. Gulis’ increase before his retirement reflected his move to an operational role as President of Wolverine’s Global Operations Group. All other base salary increases reflect merit increases based on individual performance.

In January 2009, the Compensation Committee determined to freeze the fiscal year 2009 base salary levels for any named executive officer as a result of a company-wide salary freeze for non-union employees. The length of the current salary freeze will depend on a number of factors, including general economic conditions.

    Annual Incentive Bonus

    Target Bonus and Plan Design.

The Annual Bonus Plan is designed to provide key employees with the opportunity for bonuses based on the performance of Wolverine, its subsidiaries, operating divisions and/or profit centers. A target bonus goal (the “target bonus”), expressed as a percentage of the participant’s base salary, is established by the Compensation Committee. The target opportunities for the named executive officers under the plan in fiscal 2008 were as follows:

2008 Target Bonus
Name	(% of Base Salary)
Blake W. Krueger	48%
Donald T. Grimes	28%
Kenneth A. Grady	20%
Pamela L. Linton	24%
James D. Zwiers	24%
Stephen L. Gulis, Jr.	32%
Nicholas P. Ottenwess	20%

In determining the target percentages, the Compensation Committee considered each named executive officer’s position and responsibilities, competitive incentives and the executive’s aggregate incentive compensation potential under all of Wolverine’s plans. The percentage of total compensation represented by annual bonuses is generally higher for more senior executives to reflect their greater influence on profits and sales and to put a larger percentage of their total potential cash compensation “at risk.” Accordingly, the target percentage for Wolverine’s Chief Executive Officer is larger than the target percentages for the other named executive officers.

The Compensation Committee did not increase the target bonus of any named executive officer from fiscal 2007 levels with the exception of the target bonus for Mr. Zwiers. For fiscal 2008 year, the Compensation Committee determined to increase Mr. Zwiers’ target bonus from 20% to 24% of base salary based on his promotion to Senior Vice President.

Within the first quarter of each fiscal year, the Compensation Committee establishes corporate and divisional performance objectives and the funding level for each objective based on the performance level. Actual payouts under the Annual Bonus Plan, if any, may range from 50% to 212.5% of the target percentage, based on performance. The performance levels required to achieve various payout levels in 2008 are set forth in the table below. Maximum payout under the Annual Bonus Plan and the annual discretionary bonus that is based on individual performance (described below), on a combined basis, is 200% of a named executive officer’s target bonus opportunity. The “Grants of Plan-Based Awards in Fiscal Year 2008” table following this Compensation Discussion and Analysis shows the range of possible awards under the Annual Bonus Plan for each named executive officer.

The Compensation Committee selected pre-tax earnings and revenue as the two primary measures of corporate and divisional performance for the Outdoor and Retail Group, with 80% of participants’ target amounts weighted on pre-tax earnings. The divisional performance measures selected for the Global Operations Group were pre-tax earnings and expense control, each with equal weighting.

The Compensation Committee determined that the weighting between revenue and earnings metrics reflected Wolverine’s goal to grow sales, but not at the expense of profits and shareholder return. Bonuses for Messrs. Krueger, Grimes and Grady and Ms. Linton were based solely on corporate performance. The annual bonus award for named executive officers heading an operational unit are based both on corporate and divisional performance objectives. The Annual Bonus Plan is designed to closely link the target bonus opportunity for the named executive officers to the performance of the specific divisions and operations over which they have substantial control and ability to impact results. This structure provides clear incentives and line-of-sight management to drive operational performance and divisional achievements on an annual basis. This complements the approach of the LTIP described below, which is focused on Wolverine’s long-term achievements in earnings-per-share and total stockholder return.

The target bonus for Mr. Ottenwess, who is Senior Vice President of Operations for the Outdoor Group, was based 75% on the performance of the Outdoor Group and 25% on corporate performance. The bonus opportunity for Mr. Zwiers, whose responsibilities include leading the Retail Group, was based 62.5% on corporate performance while 37.5% was based on performance of the Retail Group. The bonus opportunity for Mr. Gulis, who was President of the Global Operations Group before his retirement, was based 62.5% on the performance of the Global Operations Group and 37.5% on corporate performance.

For 2008, Wolverine’s corporate revenue and corporate pre-tax earnings performance goals were as follows:

Performance Level
(Percentage of		Pre-Tax
Target Payout)	Revenue(1)	Earnings(1)
Threshold (50)%	$1.215 Billion	$144.6 Million
Target (100)%	$1.230 Billion	$145.9 Million
Goal (150)%	$1.245 Billion	$147.1 Million
Stretch (212.5)%	$1.260 Billion	$148.4 Million

(1)	Before the effect of acquisitions, divestitures, accounting changes, restructuring, or other special charges or extraordinary items.

Corporate performance goals are based on branded division performance goals. The level of difficulty in attaining threshold, target, goal and maximum performance goals for a division is intended to be substantially similar to the level of difficulty in attaining the comparable corporate goal. Performance goals for the Global Operations Group, the Outdoor Group and the Retail Group, which determine a portion of the bonus awarded to Messrs. Gulis, Ottenwess and Zwiers, respectively, (the “Divisions”) were set using this level-of-difficulty standard. Target performance goals for the Divisions were set at levels that the Compensation Committee believed to be achievable with strong management performance absent a change in overall economic or market conditions. Target goals for each Division were set based on a review of historical performance of the Division and the Division’s 2008 operating plan, with maximum performance goals set higher than the Division’s 2008 operating plan.

    2008 Performance Results and Payout.

Based on the achievement of the corporate and divisional measures, the named executive officers received the following payments under the Annual Bonus Plan for fiscal 2008 performance:

		% Target Bonus
Name	Bonus Paid	Earned
Blake W. Krueger	$642,201	184%
Donald T. Grimes	114,255	184%
Kenneth A. Grady	89,637	184%
Pamela L. Linton	124,472	184%
James D. Zwiers	78,113	115%
Stephen L. Gulis, Jr.	110,106	152%
Nicholas P. Ottenwess	90,175	181%

Wolverine’s revenue for fiscal year 2008 was $1.221 billion, falling between threshold and target level, resulting in a payout of 70% of target for this performance measure. Wolverine’s pre-tax earnings before the effect of acquisition divestitures, accounting changes, restructuring and other special charges or extraordinary items exceeded the stretch performance level, resulting in a payout of 212.5% of target for this performance measure. Because of the comparative performance levels and the weighting of revenue and pre-tax earnings, approximately 7.5% of the actual payout relating to corporate performance for these named executive officers related to revenue and approximately 92.5% related to pre-tax earnings.

For the Outdoor Group, the pre-tax earnings result was near the stretch goal, resulting in a payout of approximately 199% of target for this performance measure. The revenue result for the Outdoor Group fell between the threshold and target levels, resulting in a payout of 56% of target for this performance measure.

Mr. Zwiers’ bonus was based on both corporate performance and performance of the Retail Group. The Retail Group’s revenue and pre-tax earnings results fell below the threshold performance level, so there was no payout relating to Retail Group performance.

Mr. Gulis’ bonus was based on both corporate performance and performance of the Global Operations Group. The Global Operations Group pre-tax earnings fell slightly above threshold, resulting in a payout of 54.5% of target for this performance measure. The expense result of the Global Operations Group exceeded the maximum performance level, resulting in a payout of 212.5% of target for this performance measure.

    Discretionary Bonus

In addition to performance-based compensation under the Annual Bonus Plan, Wolverine generally pays annual bonuses to key employees based on individual performance goals. In 2008, the Compensation Committee awarded a discretionary bonus to each named executive officer. Wolverine uses discretionary bonuses as a way to provide further incentive for support of corporate initiatives.

Bonuses based on individual performance are paid on a discretionary basis based on achievement of personal goals, which may include elements such as executing strategies to support Wolverine’s vision, developing people, supporting social and environmental responsibility, growing new business initiatives and driving operational excellence. The performance bonus for the Chief Executive Officer is paid only after the review and approval of the Compensation Committee and the independent directors.

During 2008, discretionary bonuses for named executive officers were targeted at the following percentages of annual salary:

2008 Target Discretionary
Name	Bonus (% of Base Salary)
Blake W. Krueger	12%
Donald T. Grimes	7%
Kenneth A. Grady	5%
Pamela L. Linton	6%
James D. Zwiers	6%
Stephen L. Gulis, Jr.	8%
Nicholas P. Ottenwess	5%

These target bonus percentages remained the same for all named executive officers other than Mr. Zwiers, who received an increase from 5% of base salary for fiscal 2007 to 6% of base salary for fiscal 2008 due to his promotion to Senior Vice President and the additional duties he assumed in that role. In determining the percentages, the Compensation Committee considered the factors discussed above in connection with the Annual Bonus Plan and each named executive officer’s capacity to affect Wolverine’s performance.

Discretionary bonus payouts range from 75% of the target for 60-70% achievement of personal goals, to 100% of the target for 70-80% achievement of personal goals, to 135% of target for 80-90% achievement of personal goals, to 150% of target for 90-100% achievement of personal goals.

The Compensation Committee awarded the following discretionary bonuses to named executive officers for fiscal year 2008 performance, which are reflected in the “Bonus” column of the Summary Compensation Table:

	Discretionary Bonus	% Target Bonus
Name	Paid	Awarded
Blake W. Krueger	$117,980	135%
Donald T. Grimes	20,990	135%
Kenneth A. Grady	18,297	150%
Pamela L. Linton	22,867	135%
James D. Zwiers(1)	25,512	150%
Stephen L. Gulis, Jr.	24,395	135%
Nicholas P. Ottenwess	16,836	135%

(1)	In addition to the discretionary bonus of $25,512 that was based on the achievement of personal goals, the Compensation Committee awarded Mr. Zwiers an additional bonus of $25,000 due to increased duties he assumed during the fiscal year. The total of these two awards is reflected in the “Bonus” column of the Summary Compensation Table.

    Long-Term Incentive Plan

The LTIP provides the opportunity for performance-based cash compensation based upon the achievement of company financial performance goals over a three-year period. The LTIP is intended to foster cooperation among all business units and provide significant incentive to achieve Wolverine’s long-term EPS performance goals and strong total stockholder return. The primary concept of the LTIP is to establish financial performance goals for each three-year time period for Wolverine. New performance periods begin each fiscal year and end three full fiscal years later.

Awards under the LTIP are based on a percentage of average annual earned salary during the three-year period, and performance is determined by reference to one or more of the performance factors listed in the plan. If the minimum three-year targeted goal is not achieved, no bonus will be paid.

    Fiscal 2006-2008 Performance and LTIP Payout.

For the 2006-2008 performance period, performance was determined 50% by reference to Wolverine’s aggregate Earnings Per Share (EPS) over the three-year period and 50% by reference to Total Shareholder Return (TSR) compared to the Peer Group. The Compensation Committee selected these performance goals as it believes it is important to provide a reward and incentive for increasing EPS, but also believes that such reward must be gauged against the results achieved by the Peer Group.

Performance objectives for the 2006-2008 performance period under the LTIP relating to relative TSR against the Peer Group are as follows:

TSR Ranking Against	Percentage of Target
Peer Group	Payout
1st	200%
2nd	175%
3rd	150%
4th	125%
5th	100%
6th	75%
7th	50%
8th – 14th	0%

EPS performance objectives for the 2006-2008 period under the LTIP were as follows:

Performance Level
(Percentage of Target	Aggregate EPS for the
Payout)	Three-Year Period
Threshold (50)%	$3.96
Target (100)%	$4.11
Goal (150)%	$4.28
Maximum (200)%	$4.61

Wolverine exceeded maximum EPS performance and achieved a TSR ranking of fourth in its Peer Group, resulting in a performance level payout equal to 162.5%. Based on the achievement of the TSR and EPS long-term goals, the named executive officers received the following payments under the LTIP for the 2006-2008 performance period:

		% Target Bonus
Name	LTIP Bonus Paid	Earned
Blake W. Krueger	$502,344	162.5%
Donald T. Grimes	42,067	162.5%
Kenneth A. Grady	64,938	162.5%
Pamela L. Linton	45,829	162.5%
James D. Zwiers	101,146	162.5%
Stephen L. Gulis, Jr.	202,995	162.5%
Nicholas P. Ottenwess	95,896	162.5%

    Fiscal 2008 LTIP Opportunities.

The Compensation Committee established the bonus opportunities and the performance criteria for the 2008-2010 performance cycle at the beginning of fiscal 2008. The target bonus opportunity is based on job responsibilities and ability to affect EPS and add shareholder value. For the 2008-2010 performance cycle, the award targets for the named executive officers were as follows:

Target Bonus
Name	(% of Base Salary)
Blake W. Krueger	60%
Donald T. Grimes	35%
Kenneth A. Grady	25%
Pamela L. Linton	30%
James D. Zwiers	30%
Stephen L. Gulis, Jr.	40%
Nicholas P. Ottenwess	25%

Similar to the prior two performance periods, the Compensation Committee established performance goals for the 2008-2010 period based 50% on aggregate Earnings Per Share (EPS) over the three-year period and 50% by reference to TSR compared to Wolverine’s peer group. The performance objectives and performance level payouts for the 2008-2010 performance period relative to TSR are the same as those for the prior two performance periods. The EPS performance goals for the performance period reflect a range of aggregate EPS, before the effect of acquisitions, divestitures, accounting changes, restructuring or other special charges or extraordinary items, from a threshold of $5.52 to a maximum goal of $6.42.

    Fiscal 2009 LTIP Plan Design.

Wolverine has historically provided cash-based incentive bonus programs to certain executives based on Wolverine’s achievement of pre-determined performance goals over a three-year period. For the 2009-2011 performance period, the Compensation Committee determined to offer equity-based incentives under the three-year bonus program rather than cash-based incentives. Under the equity-based incentive program, shares of restricted Wolverine common stock were granted at the start of the performance period to Wolverine’s named executive officers. Instead of receiving a cash payment at the end of the 2009-2011 performance period based on Wolverine’s performance during the period, restrictions on these shares will lapse if, and only to the extent that, Wolverine meets certain performance criteria for the period. In addition to meeting the performance criteria, the restrictions on the performance shares will only lapse if the executive continues to be employed by Wolverine at the time the restrictions would otherwise lapse, except in limited circumstances such as death, disability or retirement. Any remaining performance shares with respect to which the restrictions do not lapse will be forfeited. The Compensation Committee made this change to equity-based LTIP awards to further align management and shareholder interests.

The awards for the 2009-2011 performance period were granted in February 2009 pursuant to performance share award agreements under Wolverine’s Amended and Restated Stock Incentive Plan of 2005. The pre-determined performance goals for the 2009-2011 performance period are based on cumulative earnings per share and cumulative business value added (BVA), weighted 65% and 35%, respectively. BVA is a measure of economic value based on net after-tax operating income and asset utilization. A determination of the number of shares, if any, upon which the restrictions will lapse is scheduled to be made in February 2012.

    Equity-Based Incentive Plans

Wolverine generally grants restricted stock and stock options (including incentive stock options) to its named executive officers on an annual basis. These awards are designed to:

•	more closely align executive and stockholder interests;

•	reward executives and other key employees for building stockholder value; and

•	encourage long-term investment in Wolverine by participating executives.

The Compensation Committee believes that stock ownership by management is beneficial to stockholders and stock incentives have been granted by Wolverine to executives and other key employees pursuant to various equity-based plans for several decades. The Compensation Committee administers all aspects of these plans and determines the amount of and terms applicable to any award under these plans. In additional to annual grants, the Compensation Committee may consider special grants to executives in connection with a new hire or promotion.

In determining the number of equity awards to be awarded to executives in fiscal 2008, the Compensation Committee took into consideration the executive’s level of responsibility and, with respect to the Chief Executive Officer and Chief Financial Officer positions, compensation practices of the companies within the Peer Group. As a general practice, both the number of shares and options granted and their proportion relative to the total number of shares and options granted under the plan in a fiscal year increase in some proportion to increases in each executive’s responsibilities. A named executive officer’s position and responsibilities are the primary factors that determine the number of equity awards granted to a named executive officer in the annual grant. Accordingly, the Chief Executive Officer generally receives more stock options and restricted stock than the other named executive officers. The Compensation Committee also considers the recommendations of management (except for awards to the Chief Executive Officer), the individual performance of the executive and the number of shares previously awarded to the executive.

Equity grants to named executive officers were targeted at approximately the following percentages of their respective annualized base salary: Mr. Grady: 60%; Mr. Gulis: 105%; Mr. Krueger: 115%; Ms. Linton: 80%; Mr. Ottenwess: 60%; and Mr. Zwiers: 80%. As Mr. Grimes commenced employment after the annual equity award grant, he received the same number of stock option and restricted stock awards granted to other executives with similar positions within Wolverine. The different levels of equity compensation reflect the level of responsibility and ability of an individual to impact Wolverine’s performance and stock price.

The number of stock option and restricted stock awards granted to named executive officers in fiscal 2008 are shown in the “Grants of Plan Based Awards” table on page 27. For fiscal 2008, approximately 60% of the value of the named executive officers’ total annual equity award was granted in the form of restricted stock and approximately 40% was granted in the form of stock options. The Compensation Committee has reviewed the mix of restricted stock and stock options and believes the mix is appropriate based on the retentive nature of restricted stock and the incentive nature of stock options. Due to the strong retentive nature of restricted stock, considering the extended vesting schedule, the value of equity award grants is weighted slightly more heavily toward restricted stock grants. Restrictions lapse with respect to 25% of the shares granted on the third anniversary of the date of grant, with restrictions lapsing on an additional 25% on the fourth anniversary. Restrictions on the final 50% of a restricted award do not lapse until the fifth anniversary of the date of grant. This schedule encourages retention and long-term investment in Wolverine by participating executives.

The Compensation Committee also views the grant of stock options as having a retentive element because 1/3 of each option grant vests on each of the first three anniversaries of the date of grant. The Compensation Committee views stock options primarily as an incentive for the named executive officers to increase stockholder value and drive increased share prices.

Stock options vest and the restrictions on shares of restricted stock lapse upon a change in control of Wolverine. Change in control includes certain changes in the composition of the board of directors, certain acquisitions of 20% of Wolverine’s common stock and other specified reorganizations, mergers, consolidations, liquidations, dissolutions or disposition of substantial assets.

The Compensation Committee also maintains stock ownership guidelines that apply to all executive management, including the named executive officers. The ownership guidelines require, within certain time periods, ownership by the named executive officers of shares of Wolverine common stock with a value equal to the following amounts: two times base salary (Messrs. Grady, Grimes, Ottenwess and Zwiers and Ms. Linton) and five times base salary (Mr. Krueger). The Compensation Committee believes that these ownership guidelines bolster the goal of aligning management’s interests with stockholders’ interests under Wolverine’s restricted stock plans by requiring continued levels of ownership of Wolverine stock even after restrictions on the sale of stock lapse. Wolverine’s policy does not allow hedging by Wolverine officers.

Wolverine generally awards stock options and restricted stock in February of each year at the Compensation Committee’s regularly scheduled meeting. Scheduling decisions are made without regard to anticipated earnings or other major announcements by Wolverine. The exercise price of stock options is the fair market value of Wolverine’s common stock on the grant date. The fair market value is the closing price of our common stock on the grant date. When the Compensation Committee approves a special grant outside the annual-grant framework, such grants are made at a regularly scheduled meeting.

    Retirement Plans

The named executive officers participate in Wolverine’s qualified pension plan and 401(k) savings plan (including potential company matching) covering most salaried domestic employees. Certain named executive officers also participate in a supplemental executive retirement plan. The Compensation Committee believes that, through vesting and participation requirements and increased value based on years of service, Wolverine’s retirement plans encourage long-term commitment by Wolverine’s executives and assist Wolverine in attracting and retaining talented executives. For a description of the benefits under Wolverine’s qualified pension plan and SERP see the “Pension Benefits” table and the discussion thereafter.

Other Benefits

The named executive officers participate in Wolverine’s medical and dental plans and are provided with life and disability insurance. In addition, Wolverine provides some basic tax and estate planning services for the named executive officers.

Mr. Grimes’ 2008 compensation includes amounts relating to relocation costs that were paid and/or reimbursed by Wolverine in connection with Mr. Grimes’ relocation to Michigan after being hired by Wolverine in May 2008.

The Impact of Accounting and Tax Treatments on Compensation

Section 162(m) of the Internal Revenue Code provides that publicly held companies may not deduct compensation paid to the Chief Executive Officer and the three next highly-paid executive officers (other than the Chief Financial Officer) in excess of $1,000,000 annually, with certain exceptions for qualified “performance-based” compensation. Wolverine has obtained stockholder approval of the Annual Bonus Plan, the LTIP, and its stock incentive plans, which are intended to permit certain amounts payable under these plans to qualify as “performance-based” compensation for purposes of Section 162(m). Incentives under these plans, other than restricted stock awards, were not included in the $1,000,000 limit for purposes of calculating Wolverine’s deduction for compensation paid to its executive officers. Wolverine does not require all of its compensation programs to be fully deductible under Section 162(m) because Wolverine believes it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Certain compensation paid by Wolverine may not qualify as performance-based compensation that is excluded from the limitation on deductibility.

Post-Employment Compensation

All named executive officers who are currently employed by Wolverine are parties to an Executive Severance Agreement that provides for certain payments and benefits upon termination of employment after a change of control of Wolverine.

Under their respective Executive Severance Agreements, the named executive officers who are currently employed by Wolverine are eligible to receive compensation if their employment is terminated within two (Messrs. Grady, Grimes, Ottenwess and Zwiers and Ms. Linton) or three (Mr. Krueger) years following a change in control of Wolverine. The Compensation Committee believes that this “double trigger” requirement (change in control plus termination of employment rather than just a change in control) for triggering the payment of benefits is appropriate because the executive is not materially harmed by a change in control if there is no termination of employment.

The Executive Severance Agreements are intended to provide stability in management during the transition period accompanying a change in control by providing significant retention incentives for executives to remain with Wolverine during the period following a change in control.

No payment will be made under the Severance Agreement if:

•	the termination of the officer is due to death or retirement in accordance with Wolverine’s policy or as otherwise agreed;

•	the termination is by Wolverine for cause or disability; or

•	the termination is by resignation of the officer for other than “good reason,” which includes the assignment of duties inconsistent with the executive’s status as a senior executive officer or the duties performed by the executive immediately before a change in control, a reduction in the executive’s annual base salary or relocation of the executive.

The executive has no requirement to mitigate the payments made under the Executive Severance Agreement by seeking employment, but the compensation to be paid during the fourth and later months after termination will be reduced to the extent of any compensation earned by the officer during the applicable period.

Mr. Krueger also has a Separation Agreement that provides for certain payments and benefits to be paid upon termination of his employment by Wolverine other than for “cause” or voluntarily by him for “good reason.” These benefits are described in the Potential Payments Upon Termination or Change in Control section of this Proxy Statement.

In addition to benefits provided under the Executive Severance Agreement, named executive officers may also be eligible to receive certain payments and benefits upon termination of employment or in connection with a change in control under Wolverine’s retirement plans or equity plans. You will find information on benefits payable to each named executive officer and the specific elements comprising the payment under the Executive Severance Agreements and other retirement and equity plans of Wolverine in the Potential Payments Upon Termination or Change in Control section of this Proxy Statement.

Summary Compensation Table

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
			Bonus	Stock	Option	Incentive Plan	Compensation		All other
Name and Principal		Salary	(1)(2)	Awards	Awards	Compensation	Earnings(5)		Compensation	Total
Position	Year	(1)($)	($)	(3)($)	(3)($)	(4)($)	($)		(6)($)	($)
Blake W. Krueger,	2008	728,269	117,980	588,493	348,518	1,144,545	537,240		11,592	3,476,637
CEO and President	2007	646,539	104,739	580,364	304,289	831,345	389,885		11,592	2,868,753
	2006	480,000	64,800	479,772	181,959	656,815	237,730		11,342	2,112,418
Donald T. Grimes, Senior Vice President, CFO, Treasurer and Chief Accounting Officer(7)	2008	222,115	20,990	18,825	21,761	156,322	11,392	(8)	138,943	590,348
Kenneth A. Grady,	2008	243,962	18,297	35,802	42,495	154,575	10,749		8,035	513,915
Secretary and	2007	236,058	15,934	17,303	18,704	112,370	12,568	(8)	37,641	450,578
General Counsel(9)
Pamela L. Linton, Senior Vice President, Human Resources(10)	2008	282,308	22,867	71,648	27,120	170,301	39,409	(8)	7,750	621,403
James D. Zwiers,	2008	283,462	50,512	79,134	63,196	179,259	10,896		10,395	676,854
Senior Vice President	2007	242,115	20,000	65,217	33,200	101,350	18,162		10,106	490,150
	2006	221,346	14,941	58,780	13,029	152,514	25,826		9,585	496,021
Stephen L. Gulis, Jr.,	2008	225,880	24,395	337,939	175,309	313,101	—		8,723	1,085,347
Former Exec. Vice	2007	382,115	41,268	456,598	213,560	410,720	69,739		9,696	1,583,696
President, President of	2006	367,404	39,680	302,836	69,160	458,530	204,881		9,446	1,451,937
Global Operations(11)
Nicholas P. Ottenwess,	2008	249,423	16,836	73,208	57,880	186,071	8,239		10,093	601,750
Senior Vice President —	2007	233,462	15,759	69,824	33,200	157,011	15,855		9,888	534,999
Operations, Outdoor	2006	225,269	15,206	79,398	13,029	176,064	53,534		9,638	572,138
Group(12)

(1)	The amount in the base salary column represents the base salary paid to named executive officers in fiscal 2008. For information regarding the annualized base salary for each named executive officer and process for determining base salaries and bonus, see the Compensation Discussion and Analysis section of this Proxy Statement. Includes any amounts deferred under our qualified 401(k) plan.

(2)	Includes amounts earned because of achievement of personal performance goals. Mr. Zwiers’ bonus includes an additional bonus of $25,000 awarded as a result of increased duties he assumed on behalf of Wolverine in fiscal 2008.

(3)	Represents the expense recognized by Wolverine in the respective fiscal year for stock and option awards in accordance with SFAS 123(R), except that the amounts in this table do not reflect a reduction for estimated forfeitures. Stock options were valued using the Black-Scholes model and restricted stock was valued using the closing market price on the New York Stock Exchange on the date of grant with respect to 2007 and 2008 and for grants in 2006 and earlier, using the average of the high and low price on the New York Stock Exchange. For additional valuation assumptions, see the Stock-Based Compensation heading under Note 1 to Wolverine’s Financial Statements for the fiscal years ended December 30, 2006; December 29, 2007 and January 3, 2009. Wolverine expenses options and restricted stock according to applicable vesting schedules and retirement eligibility of the grantees. The entire value of any stock award granted to a retirement-eligible named executive officer is recognized as an expense over the twelve month period following the date of the grant. Otherwise, the expense is recognized over the shorter of the vesting period or when the named executive officer becomes eligible for retirement.

(4)	Includes the amounts listed in the table below, which were earned in 2008 and paid in February 2009 with respect to the three-year performance period ending in 2008 under the LTIP and amounts earned in 2008 and paid in February 2009 under the Annual Bonus Plan.

			Total Non-Equity
	LTIP Payout	2008 Annual Bonus	Incentive Plan
Name	(2006-2008)	Plan Payout	Compensation
Blake W. Krueger	$502,344	$642,201	$1,144,545
Donald T. Grimes	42,067	114,255	156,322
Kenneth A. Grady	64,938	89,637	154,575
Pamela L. Linton	45,829	124,472	170,301
James D. Zwiers	101,146	78,113	179,259
Stephen L. Gulis, Jr.	202,995	110,106	313,101
Nicholas P. Ottenwess	95,896	90,175	186,071

(5)	All amounts reflected in this column reflect the aggregate change in the actuarial present value of the named executive officer’s accumulated benefits under Wolverine’s pension plan and, where applicable, SERP. The present value of the benefits under the Pension Plan and the SERP for Mr. Gulis decreased by $10,248 between fiscal 2007 and 2008. The amounts in the table were determined using assumptions consistent with those used in Wolverine’s Financial Statements for the fiscal year ended January 3, 2009. See “Fiscal 2008 Pension Benefits” table on page 33.

(6)	The compensation listed in this column for 2008 includes: (i) Wolverine’s matching contributions to the accounts of the named executive officers under Wolverine’s 401(k) Savings Plan as follows: $7,750 for Mr. Krueger; $1,500 for Mr. Grimes; $5,584 for Mr. Grady; $7,750 for Ms. Linton; $7,750 for Mr. Zwiers; $7,750 for Mr. Gulis; and $7,750 for Mr. Ottenwess; and (ii) payments made by Wolverine for the premiums on certain life insurance policies as follows: $3,842 for Mr. Krueger; $2,451 for Mr. Grady; $2,645 for Mr. Zwiers; $973 for Mr. Gulis; and $2,343 for Mr. Ottenwess. Wolverine also paid moving expenses in 2008 for Mr. Grimes in the amount of $137,443 in connection with his relocation to Wolverine’s corporate office.

(7)	Effective May 27, 2008, the Board of Directors of Woverine appointed Donald T. Grimes as Senior Vice-President, Chief Financial Officer, Treasurer and Chief Accounting Officer.

(8)	Mr. Grady, Mr. Grimes and Ms. Linton are not yet vested in the pension plan, or, where applicable, the SERP, but the amount reflected assumes that each is fully vested.

(9)	Mr. Grady’s employment with Wolverine began in October 2006.

(10)	Ms. Linton’s employment with Wolverine began in December 2007.

(11)	On May 27, 2008, Mr. Gulis transitioned from his position as Chief Financial Officer and Treasurer to President of Wolverine’s Global Operations Group. In July 2008, Mr. Gulis retired from his employment with Wolverine.

(12)	On May 27, 2008, Mr. Ottenwess transitioned from his position as Wolverine’s Vice President of Finance, Controller and Principal Accounting Officer to Senior Vice President — Operations of Wolverine’s Outdoor Group.

Grants of Plan-Based Awards During Fiscal 2008

The following table provides information concerning each grant of an award made to the named executive officers in the last completed fiscal year.

							All Other	All Other		Grant
							Stock	Option		Date
							Awards:	Awards:		Fair
							Number	Number	Exercise	Value of
							of	of	or Base	Stock
				Estimated Possible Payouts			Shares	Securities	Price of	and
				Under Non-Equity Incentive Plan Awards(1)			of Stock	Underlying	Option	Option
		Grant	Approval	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Award Type	Date	Date	($)	($)	($)	(2)(#)	(3)(#)	(4)($/Sh)	(5)($)
Blake W. Krueger	Annual Bonus	2/6/2008	2/6/2008	174,785	349,569	742,834
	FY08-FY10 LTIP	2/6/2008	2/6/2008	219,827	439,654	879,308
	Stock Option	2/6/2008	2/6/2008					60,000	25.05	335,736
	Restricted Stock	2/6/2008	2/6/2008				20,000			501,000

Donald T. Grimes	Annual Bonus	5/27/2008	4/16/2008	31,096	62,192	132,158
	FY08-FY10 LTIP	5/27/2008	4/16/2008	57,873	115,747	231,494
	Stock Option	5/27/2008	4/16/2008					16,000	28.28	107,819
	Restricted Stock	5/27/2008	4/16/2008				5,500			155,540

Kenneth A. Grady	Annual Bonus	2/6/2008	2/6/2008	24,396	48,792	103,684
	FY08-FY10 LTIP	2/6/2008	2/6/2008	30,623	61,247	122,494
	Stock Option	2/6/2008	2/6/2008					10,000	25.05	55,956
	Restricted Stock	2/6/2008	2/6/2008				3,600			90,180

Pamela L. Linton	Annual Bonus	2/6/2008	2/6/2008	33,877	67,754	143,977
	FY08-FY10 LTIP	2/6/2008	2/6/2008	43,315	86,631	173,262
	Stock Option	2/6/2008	2/6/2008					16,000	25.05	89,930
	Restricted Stock	2/6/2008	2/6/2008				5,500			137,375

James D. Zwiers	Annual Bonus	2/6/2008	2/6/2008	34,015	68,031	144,566
	FY08-FY10 LTIP	2/6/2008	2/6/2008	42,673	85,346	170,692
	Stock Option	2/6/2008	2/6/2008					16,000	25.05	89,930
	Restricted Stock	2/6/2008	2/6/2008				5,500			137,375

Stephen L. Gulis, Jr.	Annual Bonus(6)	2/6/2008	2/6/2008	67,200	134,400	285,600
	FY08-FY10 LTIP(7)	2/6/2008	2/6/2008	84,000	168,000	336,000
	Stock Option	2/6/2008	2/6/2008					31,000	25.05	173,464
	Restricted Stock	2/6/2008	2/6/2008				11,000			275,550

Nicholas P. Ottenwess	Annual Bonus	2/6/2008	2/6/2008	24,942	49,885	106,005
	FY08-FY10 LTIP	2/6/2008	2/6/2008	31,226	62,452	124,904
	Stock Option	2/6/2008	2/6/2008					10,000	25.05	55,956
	Restricted Stock	2/6/2008	2/6/2008				3,600			90,180

(1)	Estimated payout levels relating to each named executive officer’s participation in the Annual Bonus Plan and the LTIP for the 2008-2010 performance period.

Under the Annual Bonus Plan, named executive officers may earn incentive compensation based upon achievement of specified performance goals of Wolverine and/or its subsidiaries, operating divisions or profit centers for 2008. Performance goals for 2008 were based 80% on Wolverine’s pre-tax earnings and 20% on Wolverine’s revenue. The Compensation Committee determined the threshold, target and maximum compensation. Incentive compensation is conditioned on achieving a minimum or “threshold” performance level and no payment is made if the threshold performance level is not met. The Compensation Committee established the performance goals under the Annual Bonus Plan at the beginning of 2008 and actual incentive compensation paid to the named executive officers under the Annual Bonus Plan for performance in 2008 is reflected in the Summary Compensation Table.

Under the LTIP, named executive officers may earn cash compensation based upon achievement of specified performance goals with respect to the performance of Wolverine and/or its subsidiaries, operating divisions or profit centers over a three-year performance period. Performance goals under the LTIP for the 2008-2010 period are based 50% on total stockholder return (as compared to a pre-established peer group) and 50% on aggregate earnings per share for the three-year period. The Compensation Committee determined the threshold, target and maximum compensation. Incentive compensation is conditioned on achieving a minimum or “threshold” performance level and no payment will be made if the threshold performance level is not met. The Compensation Committee established the performance goals at the beginning of 2008 for the period ending on the last day of Wolverine’s 2010 fiscal year. No amounts are earned under the plan for the 2008-2010 performance period until the conclusion of the three-fiscal-year period.

Under the LTIP, amounts earned as performance-based incentive compensation are calculated based on each participant’s average annual earned salary during the three-year performance period. For purposes of illustration, the “Threshold,” “Target” and “Maximum” amounts in the table have been calculated using each named individual’s base salary for 2008 as reported in the Summary Compensation Table and, with the exception of Mr. Gulis, the officer’s current annualized base salary for 2009 and 2010. Mr. Gulis’ estimate is based on his annualized salary at the time of his retirement.

(2)	Grants of restricted stock awards were made under the 2001 Stock Incentive Plan for all named executive officers other than Mr. Grimes. Mr. Grimes’ restricted stock awards were granted under the 2003 Stock Incentive Plan. The restrictions on 25% of the shares received under the awards reflected in this table normally lapse on the third anniversary of the date of grant, with the restrictions on an additional 25% of the shares lapsing on the fourth anniversary and the restrictions with respect to the remaining 50% of the shares lapsing on the fifth anniversary. All restrictions on shares of restricted stock lapse upon a named executive officer’s death, disability or voluntary termination after attaining age 62 or age 50 with seven years of service. In the event of a change in control, as defined on page 37 all shares become fully vested. Holders of restricted stock are entitled to receive dividends and to vote.

(3)	Grants of stock options were made under the 2005 Stock Incentive Plan for all named executive officers. Stock options granted to named executive officers vest ratably over three years beginning on the first anniversary of the grant date and have a term of ten years. Vesting of such stock options may be accelerated upon certain events, including retirement, death, disability or a change in control of Wolverine.

(4)	The Exercise Price is equal to the closing market price of shares of Wolverine common stock on the date of grant.

(5)	Represents the full grant date value for stock option and restricted stock awards granted in fiscal year 2008, computed in accordance with SFAS 123(R). The applicable assumptions for determining the grant date fair value of these awards are described in footnote 3 to the Summary Compensation Table.

(6)	Mr. Gulis retired from his employment with Wolverine effective as of July 1, 2008. He received a pro rated portion of the award earned under the Annual Bonus Plan based on his service during fiscal 2008. See footnote 4 to the Summary Compensation Table for the actual amount paid to Mr. Gulis under the Annual Bonus Plan.

(7)	Upon his retirement, Mr. Gulis was no longer eligible for an award for the 2008-2010 LTIP performance period.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options, stock awards that have not vested and equity incentive plan awards for each named executive officer outstanding as of January 3, 2009.

						Stock Awards
							Closing
		Option Awards					Market
			Number			Number	Price
		Number	of			of Shares	of Shares
		of	Securities			or Units	or Units
		Securities	Underlying			of Stock	of Stock
		Underlying	Unexercised			That	That
		Unexercised	Options	Option		Have	Have
		Options	(#)	Exercise	Option	Not	Not
		(#)	Unexercisable	Price	Expiration	Vested(2)	Vested(3)
Name	Grant Date	Exercisable	(1)	($)	Date	(#)	($)
Blake W. Krueger	Various					65,525	$1,410,098
	12/27/2004	6,448	—	$20.73	2/23/2010
	12/27/2004	6,010	—	$20.73	3/4/2011
	12/14/2004	1,081	—	$20.50	2/13/2012
	12/14/2004	2,277	—	$20.50	2/23/2010
	4/22/2004	274	—	$17.91	2/23/2009
	4/22/2004	649	—	$17.91	3/8/2009
	4/22/2004	1,924	—	$17.91	2/22/2009
	4/22/2004	682	—	$17.91	4/16/2010
	4/22/2004	1,342	—	$17.91	3/8/2010
	4/22/2004	418	—	$17.91	2/24/2010
	4/22/2004	9,245	—	$17.91	2/23/2010
	4/22/2004	1,590	—	$17.91	2/22/2010
	4/22/2004	664	—	$17.91	4/15/2009
	10/25/2004	15,413	—	$20.08	2/24/2010
	10/25/2004	841	—	$20.08	3/2/2009
	10/25/2004	1,441	—	$20.08	2/23/2010
	10/25/2004	7,017	—	$20.08	3/3/2009
	10/25/2004	4,872	—	$20.08	3/2/2009
	2/12/2003	22,500	—	$10.51	2/12/2013
	2/14/2002	12,188	—	$10.29	2/14/2012
	2/18/2004	23,063	—	$15.37	2/18/2014
	10/25/2004	1,276	—	$20.08	2/21/2009
	4/22/2004	20,013	—	$17.91	3/2/2009
	4/22/2004	24,180	—	$17.91	3/4/2011
	10/25/2004	15,030	—	$20.08	2/11/2013
	10/25/2004	24,153	—	$20.08	2/13/2012
	4/22/2004	406	—	$17.91	2/24/2009
	2/09/2005	26,200	—	$23.04	2/8/2015
	12/14/2004	967	—	$20.50	3/4/2011
	12/27/2004	6,303	—	$20.73	2/17/2014
	12/27/2004	2,269	—	$20.73	2/18/2014
	2/15/2006	26,667	13,333	$22.47	2/14/2016
	2/7/2007	13,400	26,800	$30.26	2/6/2017
	4/19/2007	2,234	4,466	$29.47	4/18/2017
	2/06/2008	—	60,000	$25.05	2/5/2018
Donald T. Grimes	5/27/2008					5,500	$118,360
	5/27/2008	—	16,000	$28.28	5/26/2018
Kenneth A. Grady	Various					6,800	$146,336
	10/16/2006	1,000	500	$27.71	10/15/2016
	2/7/2007	2,534	5,066	$30.26	2/6/2017
	2/06/2008	—	10,000	$25.05	2/5/2018

						Stock Awards
							Closing
		Option Awards					Market
			Number			Number	Price
		Number	of			of Shares	of Shares
		of	Securities			or Units	or Units
		Securities	Underlying			of Stock	of Stock
		Underlying	Unexercised			That	That
		Unexercised	Options	Option		Have	Have
		Options	(#)	Exercise	Option	Not	Not
		(#)	Unexercisable	Price	Expiration	Vested(2)	Vested(3)
Name	Grant Date	Exercisable	(1)	($)	Date	(#)	($)
Pamela L. Linton	Various					7,000	$150,640
	2/6/2008	—	16,000	$25.05	2/5/2018
James D. Zwiers	Various					16,400	$352,928
	2/12/2003	6,750	—	$10.51	2/11/2013
	2/18/2004	6,525	—	$15.37	2/18/2014
	12/20/2004	94	—	$20.80	3/4/2011
	12/20/2004	156	—	$20.80	2/23/2010
	12/20/2004	228	—	$20.50	2/13/2012
	12/20/2004	1,606	—	$20.80	2/17/2014
	12/14/2004	228	—	$20.80	3/2/2009
	12/14/2004	114	—	$20.50	3/4/2011
	12/14/2004	273	—	$20.50	2/23/2010
	12/09/2005	8,600	—	$23.04	2/8/2015
	2/15/2006	5,734	2,866	$22.47	2/14/2016
	2/7/2007	2,534	5,066	$30.26	2/6/2017
	2/6/2008	—	16,000	$25.05	2/5/2018
Stephen L. Gulis, Jr.	10/22/2004	29,188	—	$20.02	2/23/2010
	10/22/2004	574	—	$20.02	2/24/2010
	10/22/2004	820	—	$20.02	3/3/2009
	10/22/2004	15,054	—	$20.02	2/11/2013
	12/20/2004	1,114	—	$20.80	2/23/2010
	12/20/2004	963	—	$20.80	3/4/2011
	12/20/2004	6,288	—	$20.80	2/17/2014
	12/14/2004	1,081	—	$20.50	2/13/2012
	2/13/2003	22,500	—	$10.51	2/12/2013
	2/14/2002	2,474	—	$10.29	2/14/2012
	2/09/2005	26,200	—	$23.04	2/8/2015
	12/14/2004	2,277	—	$20.50	2/23/2010
	12/14/2004	967	—	$20.50	3/4/2011
	10/22/2004	5,196	—	$20.02	3/4/2011
	4/21/2004	26,067	—	$17.53	2/13/2012
	4/21/2004	13,525	—	$17.53	3/5/2011
	4/21/2004	1,837	—	$17.53	2/22/2009
	4/21/2004	1,692	—	$17.53	2/23/2010
	4/21/2004	1,356	—	$17.53	3/8/2010
	4/21/2004	567	—	$17.53	2/27/2010
	4/21/2004	261	—	$17.53	2/24/2010
	4/21/2004	657	—	$17.53	3/8/2009
	4/21/2004	834	—	$17.53	2/28/2009
	4/21/2004	252	—	$17.53	2/24/2009
	4/21/2004	255	—	$17.53	2/23/2009
	2/18/2004	23,063	—	$15.37	2/18/2014
	10/22/2004	1,182	—	$20.02	2/21/2009
	10/22/2004	30,871	—	$20.02	3/2/2009
	12/20/2004	9,748	—	$20.80	3/5/2011
	12/20/2004	2,265	—	$20.80	3/2/2009
	2/15/2006	26,200	—	$22.47	2/14/2016
	2/7/2007	23,800	—	$30.26	2/6/2017
	2/06/2008	10,334	—	$25.05	2/5/2018

						Stock Awards
							Closing
		Option Awards					Market
			Number			Number	Price
		Number	of			of Shares	of Shares
		of	Securities			or Units	or Units
		Securities	Underlying			of Stock	of Stock
		Underlying	Unexercised			That	That
		Unexercised	Options	Option		Have	Have
		Options	(#)	Exercise	Option	Not	Not
		(#)	Unexercisable	Price	Expiration	Vested(2)	Vested(3)
Name	Grant Date	Exercisable	(1)	($)	Date	(#)	($)
Nicholas P. Ottenwess	Various		—			14,500	$312,040
	12/17/2004	2,293	—	$21.13	10/3/2009
	12/17/2004	4,104	—	$21.13	2/18/2014
	12/17/2004	672	—	$21.13	3/2/2009
	12/17/2004	393	—	$21.13	3/4/2011
	12/17/2004	664	—	$21.13	2/17/2014
	12/14/2004	456	—	$20.50	2/13/2012
	12/14/2004	399	—	$20.50	3/4/2011
	12/14/2004	910	—	$20.50	2/23/2010
	2/9/2005	8,600	—	$23.04	2/8/2015
	2/18/2004	5,234	—	$15.37	2/18/2014
	2/12/2003	9,643	—	$10.51	2/11/2013
	2/14/2002	10,482	—	$10.29	2/14/2012
	3/5/2001	9,750	—	$10.10	3/5/2011
	2/24/2000	12,000	—	$7.31	2/24/2010
	10/11/2004	72	—	$19.39	2/11/2013
	10/11/2004	517	—	$19.39	2/13/2012
	10/11/2004	256	—	$19.39	3/2/2009
	10/11/2004	748	—	$19.39	2/23/2010
	10/11/2004	250	—	$19.39	3/3/2009
	10/11/2004	202	—	$19.39	2/24/2010
	10/11/2004	109	—	$19.39	2/21/2009
	10/11/2004	168	—	$19.39	2/22/2009
	2/18/2004	2,646	—	$15.37	2/18/2014
	2/15/2006	5,734	2,866	$22.47	2/14/2016
	2/7/2007	2,534	5,066	$30.26	2/6/2017
	2/6/2008	—	10,000	$25.05	2/5/2018

(1)	All unexercisable options become exercisable on the vesting date. Normal vesting of options are one-third of the shares on each of the first three anniversaries of the date of the grant, with full vesting occurring on the third anniversary date of the grant. Vesting of such stock options may be accelerated upon certain events, including retirement, death, disability or a change in control of Wolverine as further described in the “Grants of Plan Based Awards” section.

(2)	The following table sets forth the vesting dates for the unvested restricted stock awards of each named executive officer as of January 3, 2009.

Named Executive Officer	Vesting Date	Number of Shares to Vest
Blake W. Krueger	2/9/2009	2,650
	2/15/2009	3,750
	2/18/2009	6,375
	2/7/2010	3,475
	2/9/2010	5,300
	2/15/2010	3,750
	4/19/2010	575
	2/6/2011	5,000
	2/7/2011	3,475
	2/15/2011	7,500
	4/19/2011	575
	2/6/2012	5,000
	2/7/2012	6,950
	4/19/2012	1,150
	2/6/2013	10,000
Donald T. Grimes	5/27/2011	1,375
	5/27/2012	1,375
	5/27/2013	2,750
Kenneth A. Grady	10/16/2009	125
	2/7/2010	675
	10/16/2010	125
	2/6/2011	900
	2/7/2011	675
	10/16/2011	250
	2/6/2012	900
	2/7/2012	1,350
	2/6/2013	1,800
Pamela L. Linton	1/15/2009	1,500
	2/6/2011	1,375
	2/6/2012	1,375
	2/6/2013	2,750
James D. Zwiers	2/9/2009	850
	2/15/2009	850
	2/18/2009	2,250
	2/7/2010	675
	2/9/2010	1,700
	2/15/2010	850
	2/6/2011	1,375
	2/7/2011	675
	2/15/2011	1,700
	2/6/2012	1,375
	2/7/2012	1,350
	2/6/2013	2,750
Stephen L. Gulis, Jr.	—	—
Nicholas P. Ottenwess	2/9/2009	850
	2/15/2009	850
	2/18/2009	2,250
	2/7/2010	675
	2/9/2010	1,700
	2/15/2010	850
	2/6/2011	900
	2/7/2011	675
	2/15/2011	1,700
	2/6/2012	900
	2/7/2012	1,350
	2/6/2013	1,800

(3)	The market value reflected in this column is based on a closing market price of $21.52 on January 2, 2009 and does not reflect any discount based on the restrictions or the possibility of forfeiture.

Option Exercises and Stock Vested in Fiscal 2008

The following table provides information concerning stock option exercises and each restricted stock vesting during the last completed fiscal year for each of the named executive officers on an aggregated basis.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired	Realized	Acquired	Realized
	on	on	on	on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)(1)	(#)	($)(2)

Blake W. Krueger	33,946	268,027	12,963	344,452
Donald T. Grimes	—	—	—	—
Kenneth A. Grady	—	—	—	—
Pamela L. Linton	—	—	—	—
James D. Zwiers	—	—	3,475	92,296
Stephen L. Gulis, Jr.	31,682	249,756	49,855	1,335,371
Nicholas P. Ottenwess	7,505	136,701	4,975	132,241

(1)	Represents the difference between the exercise price of the options and the market price of Wolverine’s common stock on the date of exercise.

(2)	The dollar values are calculated using the closing price of Wolverine common stock on the date of vesting.

Pension Benefits in 2008

The following table provides for each named executive officer certain information concerning each plan that provides for payments or other benefits at, following, or in connection with retirement.

				Payments
		Number	Present	During
		of Years	Value of	Last
		Credited	Accumulated	Fiscal
	Plan	Service	Benefit	Year
Name	Name	(#)	($)(1)	($)

Blake W. Krueger	Pension Plan	13	339,496	0
	SERP(2)	18	1,688,285	0

Donald T. Grimes	Pension Plan(3)	1	11,458	0
	SERP(3)	1	—	0

Kenneth A. Grady	Pension Plan(3)	2	23,199	0

Pamela L. Linton	Pension Plan(3)	1	32,107	0
	SERP(3)	1	7,302	0

James D. Zwiers	Pension Plan	11	88,296	0
	SERP	11	35,809	0

Stephen L. Gulis, Jr.	Pension Plan	23	453,973	0
	SERP	23	768,628	0

Nicholas P. Ottenwess	Pension Plan	21	249,165	0
	SERP	21	114,161	0

(1)	These values are as of January 3, 2009, and are calculated assuming the participants will commence their benefits at age 65 (in the form of life-only annuities) and use the 1994 GAM Mortality Table and a 7.25% interest rate.

(2)	The present value of Mr. Krueger’s accumulated benefit under the SERP has increased by $563,273 as a result of three additional service years granted to him under the SERP in recognition of his service as a member of Wolverine’s executive team for three years before becoming a participant in the SERP and two additional deemed years of service granted as part of Mr. Krueger’s CEO compensation. The present value of Mr. Krueger’s SERP benefit would be $1,125,012 if 13 service years is used to calculate his benefit.

(3)	Messrs. Grady and Grimes and Ms. Linton are not yet vested in the pension plan, or, where applicable, the SERP, but the amount reflected assumes that each of them is fully vested.

Summary of Pension Plans

Wolverine maintains the following defined benefit retirement plans: (1) the Wolverine Employees’ Pension Plan (the Pension Plan), which is a funded and tax-qualified defined benefit plan under the Internal Revenue Code that covers eligible employees and (2) the Wolverine World Wide, Inc. 409A Supplemental Executive Retirement Plan (the SERP), which is an unfunded non-qualified plan. The following describes the material features of the pensions plans presented in the “Pension Benefits” table.

Qualified Pension Plan

Employees vest in the Pension Plan after five years of qualifying service. The plan provides benefits based on a formula that takes into account the named executive officer’s earnings and years of service. Subject to the limitations imposed by the Internal Revenue Code, the pension plan generally provides a monthly benefit in an amount equal to 1.6% of final average monthly earnings multiplied by the number of years of service up to 30 years. An employee’s monthly earnings taken into account under this formula generally include base salary and annual bonus, less social security allowance, but may not exceed the IRS limit applicable to tax-qualified plans ($230,000 for 2008). For certain named executive officers, the benefit is calculated using 2.4% (for Messrs. Krueger and Gulis) or 2.0% (for Messrs. Grimes, Ottenwess and Zwiers and Ms. Linton) of final average monthly earnings multiplied by the participant’s number of years of service up to 25 years.

The accumulated benefit an employee earns is payable starting after retirement on a monthly basis. Upon retirement, a participant may elect to receive the benefit in the form of a life annuity, 5- and 10-year certain annuities and joint and 50% and 100% survivor annuities. The normal retirement age under the plan is age 65. An executive who begins receiving payments after age 60 but before age 65 will receive a monthly benefit equal to the greatest of :

•	1.6% of average monthly compensation (highest four of the last 10 years) multiplied by years of benefit service reduced by .3333% (1/3 of 1%) for each month for which the benefit commencement date precedes normal retirement age offset by a monthly social security allowance reduced by .5555% (5/9 of 1%) for each month up to 60 that the benefit commencement date precedes the participants social security retirement age and by .2777% (5/18 of 1%) for any months more than 60 by which the benefit commencement date precedes the participant’s social security retirement age, all of which is reduced pro rata if the participant has less than 30 years of benefit service.

•	$24 multiplied by the participant’s years of benefit service up to a maximum of 30 years reduced by .3333% (1/3 of 1%) for each month for which the benefit commencement date precedes normal retirement age.

•	2.4% (Messrs. Krueger and Gulis) or 2.0% (Messrs. Grimes, Ottenwess and Zwiers and Ms. Linton) of final average monthly compensation (highest four of the last ten years) multiplied by the participants’ years of benefit service not in excess of 25 reduced by .3333% (1/3 of 1%) for each month for which the benefit commencement date precedes normal retirement age.

None of the named executive officers are currently eligible to begin drawing early retirement benefits under the Pension Plan.

Supplemental Executive Retirement Plan (SERP)

Wolverine also maintains the SERP, which covers certain officers of Wolverine, including Messrs. Krueger, Gulis, Grimes, Ottenwess and Zwiers and Ms. Linton. Wolverine adopted the SERP in fiscal 2008 to replace a prior Supplemental Executive Retirement Plan in order to adopt required changes to bring the SERP into compliance with Section 409A of the Code. The SERP is maintained because the Compensation Committee believes that the limit on compensation that can be taken into account for Wolverine’s qualified pension plan does not allow Wolverine to provide sufficient retirement benefits that have the recruitment and retention value necessary to attract and retain highly compensated executives who are significantly responsible for Wolverine’s results of operations. Wolverine has established a Benefit Trust to ensure that payments to employees participating in the SERP will not be improperly withheld after a change in control of Wolverine, as defined in the agreement establishing the trust.

Under the SERP, a participating executive will be eligible for an annual supplemental benefit once he or she has completed five years of service after having been approved as a participant in the SERP. This benefit is intended to provide significant retention incentives for participating executives.

The supplemental benefit is generally equal to the difference between the executive’s retirement benefit under Pension Plan and the benefits the executive would have received if there were no cap on earnings when calculating the benefit under the pension plan. The SERP caps years of service at 25 years rather than 30 years (the pension plan cap for non-SERP participants). The SERP also allows a retired executive to draw earlier (beginning at 55) and on different terms than under the pension plan. The percentage multiplier for earnings is the same for the participating named executive officers under the SERP as it is under the Pension Plan. The Compensation Committee may grant additional deemed years of service to a named executive officer under the SERP, subject to the overall limit of 25 years of service. The full benefit of any additional years of deemed service is paid under the SERP. By agreement, Mr. Krueger currently receives credit for an additional deemed year of service under SERP for each year he serves as Chief Executive Officer.

A retired SERP participant may draw the full benefit beginning at age 65 or may elect to begin receiving a reduced benefit at or after age 55. The reduction factor is 0.333% for each month prior to age 60, and 0.1666% for each month between age 60 and age 65. At fiscal year-end, only Mr. Krueger would be eligible to retire and begin drawing early retirement benefits under the SERP. Normal retirement benefits under the SERP are generally payable in the same manner as the Pension Plan, except that a lump sum payment option is available in the event of death or upon a change in control. The SERP also includes a disability benefit (see the Disability Benefit calculation and related note under the Potential Payments Upon Termination or Change in Control Table). The SERP also provides for a death benefit to the executive’s designated beneficiary if the executive dies before retiring (see the Death Benefit calculation and related note under the Potential Payments Upon Termination or Change in Control Table).

The SERP provides for lump sum payments to participating executives if, within two (Messrs. Grimes, Ottenwess and Zwiers and Ms. Linton) or three (Mr. Krueger) years after a change in control the executive resigns for good reason or is terminated by Wolverine other than for cause or due to death or disability, all as defined in the SERP. For additional information, see the SERP Change in Control benefit calculation and related note under the Potential Payments Upon Termination or Change in Control Table.

The SERP also contains non-competition, confidentiality and employee non-solicitation provisions in favor of Wolverine. Under the non-competition provisions of the SERP, a named executive officer will not be entitled to any benefit payment if, prior to the date on which such benefit payment is due, the participant enters into certain relationships with a competing business. Benefits under the SERP are also subject to forfeiture if the named executive officer’s employment is terminated for serious misconduct or if Wolverine cannot collect under an insurance policy purchased to fund SERP benefits for certain reasons. Wolverine may terminate the SERP or stop further accrual of SERP benefits for a participating executive at any time, but termination will not affect previously accrued benefits.

Director Compensation

For Information on non-employee director compensation, see the information under the headings “Non-Employee Director Compensation” on page 10 and “Director Compensation for Fiscal 2008” on page 12.

Potential Payments Upon Termination or Change in Control

This section provides information regarding payments and benefits to the named executive officers that would be triggered by termination of the named executive officer’s employment. As described in the Compensation Discussion and Analysis, the named executive officers do not have employment agreements with Wolverine. However, Wolverine has entered into an Executive Severance Agreement with each of the named executive officers that provides certain rights or the right to receive payments in the event of the termination of employment in connection with a change in control and has entered into an agreement with Mr. Krueger regarding certain termination benefits in the event of certain terminations of his employment.

Benefits Triggered by Termination for Cause or Voluntary Termination.

A named executive officer is not entitled to receive any additional forms of severance payments or benefits upon termination for cause or upon the officer’s voluntary decision to terminate employment with Wolverine prior to being eligible for retirement.

Benefits Triggered by Termination Other Than for Cause or by the Named Executive Officer for Good Reason.

Severance Payable to Mr. Krueger.  Mr. Krueger entered into a Separation Agreement on March 13, 2008, stating that upon termination of his employment other than termination by Wolverine for Cause or termination by Mr. Krueger for other than Good Reason, as such terms are defined in the Separation Agreement, Wolverine will pay Mr. Krueger the following payments in exchange for a general release in favor of Wolverine: (1) 18 months’ base salary (reduced by payments he receives if he is employed by a Competing Business, as defined in the Separation Agreement); (2) a pro rata portion of the annual incentive bonus and the long-term bonus for all uncompleted performance periods based on actual corporate performance for the applicable performance periods; (3) a pro rata portion of the annual discretionary bonus relating to personal performance objectives; (4) retiree medical benefits for Mr. Kruger, his spouse and dependents for a period starting on the day after the termination date and ending on the last day of the 18th month following the month in which the termination date falls; and (5) with respect to any triggering termination occurring before Mr. Krueger’s 60th birthday, either a waiver of the non-competition clause in the Supplemental Executive Retirement Plan (“SERP”) or a payment of 36 months’ base salary. Mr. Krueger also will be paid any annual incentive bonus and long-term incentive bonus earned but not paid prior to his termination.

“Cause” is defined generally in Mr. Krueger’s Separation Agreement to mean: (1) any act or omission knowingly undertaken or omitted with the intent of causing material damage to Wolverine; (2) any intentional act involving fraud, misappropriation or embezzlement, that causes material damage to Wolverine; (3) repeated willful failure to substantially perform any of his significant duties as reasonably directed by the Board of Directors of Wolverine; (4) a conviction (including any plea of guilty or nolo contendere) of any criminal act that (a) results in the executive serving prison time and not being able to perform the normal duties of his position for more than thirty (30) days; or (b) causes material damage to Wolverine; or (5) chronic or habitual use or consumption of drugs or alcohol that causes material damage to Wolverine.

“Good Reason” is generally defined under Mr. Krueger’s Separation Agreement to mean: (1) a material reduction in base compensation, including a reduction in base salary or opportunities under Wolverine’s bonus plans or equity plans (other than these implemented for the executive team as a whole); (2) a material reduction in authority, duties, or responsibilities; (3) a requirement to report to a Company officer or employee instead of reporting directly to the Board of Directors; or (4) certain relocations, other than those related to a change in the location of Wolverine’s headquarters affecting a majority of the executive team.

Benefits Triggered upon a Change in Control.

Benefits Upon Termination Following a Change in Control.  Under the Executive Severance Agreements entered into with the named executive officers, payments and benefits under the Change in Control Arrangements are triggered when Wolverine terminates employment without “cause” or when an executive terminates employment for “good reason” within two (Messrs. Grimes, Grady, Ottenwess and Zwiers and Ms. Linton) or three (Mr. Krueger) years following a change in control of Wolverine. The Executive Severance Agreement with Mr. Gulis expired upon his retirement effective July 1, 2008.

The lump sum payment under the Executive Severance Agreement is paid by Wolverine and is composed of the following: (1) unpaid base salary, benefit awards (including both cash and stock) and bonus payments that have been earned; (2) in lieu of a bonus payment under the Annual Bonus Plan, an amount equal to the number of days the executive was employed by Wolverine in the year of termination divided by the number of days in the year multiplied by 100% of the greater of either (a) the bonus awarded to the executive under an Annual Bonus Plan for the preceding year or (b) the average paid to the executive over the preceding two-year period under an Annual Bonus Plan; (3) in lieu of payments under the various LTIP performance periods, an amount equal to the bonus the executive would have received based on actual and assumed earnings per share calculations and total shareholder return rankings, multiplied by the number of days the executive participated in the LTIP prior to the termination, divided by the total number of days in the performance period (in determining the earnings per share for any year subsequent to the year of termination, the earnings per share will equal the earnings per share required to attain the maximum goal under the three year plan for that year); (4) either two (Mr. Grady, Mr. Grimes, Ms. Linton, Mr. Ottenwess and Mr. Zwiers) or three (Mr. Krueger) times the sum of (a) the executive’s highest annual rate of base salary during the 12-month period prior to termination; and (b) the greater of the average amount earned by the executive during the previous two years or the previous year under the Annual Bonus Plan; (5) 100% of the positive spread for any options held by the executive whether or not vested; (6) an excise tax gross-up adjustment; and (7) the present value of an additional three years of deemed service under the retirement plans. Benefits awarded upon a termination of employment in connection with a change of control include all accrued benefits under employee benefit plans, programs or arrangements that the executive was entitled to participate in immediately prior to the termination date, and outplacement services. The Compensation Committee has determined that Wolverine will not provide excise tax gross-up payments in future employment agreements.

“Change in control” under the Executive Severance Agreement generally means certain changes in composition of the Board of Directors, certain acquisitions of 20% or more of Wolverine’s common stock or combined outstanding voting power of Wolverine, and other specified reorganizations, mergers, consolidations, liquidations, dissolutions or disposition of substantial assets (unless such transactions result in the creation of an entity in which at least 50% of the common stock and combined voting power is owned by the owners of record prior to the transaction, no single stockholder owns more than 20% of the combined voting power and a majority of the board remains unchanged).

“Cause” is defined under the Executive Severance Agreement to generally mean the willful and continued failure to substantially perform duties or willfully engaging in gross misconduct that is injurious to Wolverine.

“Good Reason” is defined under the Executive Severance Agreement generally to mean: (1) any materially adverse change in position, duties, responsibilities or title or any removal, involuntary termination or failure to re-elect an officer; (2) a reduction in annual base salary; (3) any relocation or requirement to substantially increase business travel; (4) the failure to continue providing any executive incentive plans or bonus plans; (5) the failure to continue any employee benefit plan or compensation plan unless a comparable plan is available; (6) the failure to pay any salary, bonus, deferred compensation or other compensation; (7) the failure to obtain an assumption agreement from any successor; (8) any purported termination of the employment which is not effected in a manner prescribed by the Executive Severance Agreement; or (9) any other material breach by Wolverine or a successor of its obligations under the Executive Severance Agreement.

Benefits Upon a Change in Control Only.  Upon a change in control of Wolverine, all of the named executive officers’ outstanding stock options become immediately exercisable in full and shall remain exercisable during the remaining term, regardless of whether he or she remains in the employ or service of Wolverine. The Compensation Committee may determine that one or all of the named executive officers shall receive cash in an amount equal to the positive spread amount. All other outstanding incentive awards of the named executive officers, including shares of restricted stock, become immediately and fully vested and nonforfeitable upon a change in control of Wolverine. Change in control for this purpose generally means certain changes in the composition of the board of directors, certain acquisitions of 20% of Wolverine’s common stock and other specified reorganizations, mergers, consolidations, liquidations, dissolutions or disposition of substantial assets.

Benefits Triggered by Retirement, Death or Permanent Disability.

Pension Plan.  In the event of death before retirement, the Pension Plan provides the surviving spouse of a vested participant a death benefit equal to the qualified pre-retirement survivor annuity as defined in the Internal Revenue Code (generally 50% of the participant’s accrued normal retirement benefit). This benefit is paid annually to the surviving spouse beginning when the participant would have turned 60 and continues for the life of the surviving spouse. For participants with at least three years of service as of December 31, 2003, and who have at least 10 years of service and are employed by Wolverine at the time of death, the amount of the survivor benefit under the Pension Plan is calculated as though the participant had continued as an employee of Wolverine until age 65 at the compensation level as of the date of death and the benefit begins upon the date of death, unreduced for early commencement. The survivor benefit for participants who meet all the criteria set forth in the preceding sentence, but who die when they are not employed by Wolverine are entitled to a joint and survivor benefit commencing upon the date of death, unreduced for early commencement.

SERP.  If a named executive officer dies before beginning to receive benefits under the SERP, Wolverine, under the current plan elections of the named executive officers, must pay the executive’s beneficiary a lump sum death benefit equal to the present value of the benefit computed as if the participant had retired on the date of death, had begun receiving benefits at age 55 and had continued to receive benefits for the remainder of the participant’s life expectancy. If the participant dies after beginning to receive benefit payments, benefits cease unless the participant was receiving benefits in the form of one of the joint and survivor annuity optional elections under the plan or had elected benefits in a form that provides for a continuation of benefits.

If a named executive officer becomes totally and permanently disabled, the SERP provides a disability benefit equal to 60% of the normal retirement accrued benefit based upon years of service up to the date that the participant became disabled through the date the participant reaches age 65 (at which point, the participant would begin drawing full SERP benefits) or is no longer disabled.

Incentive Compensation Plans.  Upon termination of employment at least six months after the beginning of a fiscal year due to death, disability or early or normal retirement, an executive is entitled to receive a pro rata portion of any bonus award earned under the Annual Bonus Plan based on their service during such fiscal year. The bonus is payable at the same time and in the same manner as awards are paid to other named executive officers for the fiscal year. Under the LTIP, upon death, disability or early or normal retirement, a named executive officer will be eligible to receive a pro rata portion of any award payable under each open performance cycle for which the named executive officer served at least 12 months. If an award is payable at the end of the performance period, the award is pro rated for service during the applicable performance cycle. Any pro rated award is payable at the time awards are paid to other named executive officers.

Stock Incentive Plans.  Upon death, disability or early or normal retirement of the named executive officer, the restrictions applicable to his or her shares of restricted stock terminate automatically and stock options vest in full if held for more than one year or, if employed for less than one year after the grant, on a percentage basis based on months employed after the grant divided by 12. A named executive officer is eligible for early retirement under the stock incentive plans upon attaining age 50 with seven years of service.

Description of Restrictive Covenants that Apply During and After Termination of Employment.

The SERP contains non-competition, confidentiality and employee non-solicitation provisions in favor of Wolverine. Under the non-competition provisions of the SERP, the participant shall not be entitled to any benefit payment if, prior to the date on which such benefit payment is due, the participant enters into certain relationships with a competing business.

Estimated Payments on Termination or Change in Control

The following table summarizes the potential payments and benefits payable to each of Wolverine’s named executive officers, with the exception of Mr. Gulis, upon a change in control or termination of employment in connection with each of the triggering events set forth in the table below, assuming, in each situation, that the termination of employment or change in control of Wolverine took place on January 3, 2009. As Mr. Gulis retired on July 1, 2008, the amounts shown in the table for Mr. Gulis reflect the amounts paid and payable upon his retirement. The amounts described below are in addition to benefits that are generally available to our employees such as distributions under our 401(k) savings plan, disability or life insurance benefits and accrued vacation. Due to the many factors that affect the nature and amount of any benefits provided upon the termination events discussed below, any actual amounts paid or distributed to named executive officers may be different. Factors that may affect these amounts include timing during the year of the occurrence of the event, our stock price and the named executive officer’s age.

The value of the accelerated vesting of unvested equity-based compensation awards was computed using the closing market price of Wolverine’s common stock on January 2, 2009, the last business day in the fiscal year ($21.52). The value for unvested restricted stock is computed by multiplying $21.52 by the number of unvested shares of restricted stock held by the officer. The value of unvested stock options equals the difference between the exercise price of each option and $21.52. No value was attributed to accelerated vesting of a stock option if its exercise price was greater than $21.52.

Termination Event and	Blake W.	Donald T.	Kenneth A.	Pamela L.	James D.	Stephen L.	Nicholas P.
Payments/Benefits	Krueger	Grimes	Grady	Linton	Zwiers	Gulis, Jr.	Ottenwess
Termination by Company for Cause or Voluntary Termination	—	—	—	—	—	—	—
Termination by Company Other Than for Cause or by Executive for Good Reason	$2,796,576 (1)	—	—	—	—	—	—
Change in Control Termination(2)
Lump sum payment under Executive Severance Agreement	$18,945,203	$1,221,676	$1,396,115	$1,815,318	$2,274,678	—	$3,478,640
Benefits under Executive Severance Agreement(3)	$43,346	$39,989	$38,824	$40,224	$38,367	—	$37,487
Lump sum payment under the SERP(4)	$6,122,186	$47,510	—	$89,964	$165,296	—	$475,451
Stock Incentive Plans	$1,410,098	$118,360	$146,336	$150,640	$352,928	—	$312,040
Death
SERP(5)	$3,331,513	$29,906	—	$62,855	0	—	$114,807
Pension Plan(6)	$60,151	—	—	—	$54,893	—	$54,320
Stock Incentive Plans	$1,338,372	$69,036	$133,424	$130,906	$333,194	—	$299,128
Earned Incentive Compensation	$1,560,955	$209,233	$214,281	$226,706	$250,682	—	$246,487
Disability
SERP(7)	$214,114	$2,665	—	$3,388	$12,313	—	$26,556
Stock Incentive Plans	$1,338,372	$69,036	$133,424	$130,906	$333,194	—	$299,128
Earned Incentive Compensation	$1,560,955	$209,233	$214,281	$226,706	$250,682	—	$246,487
Retirement
SERP(8)	(8)	(8)	—	(8)	(8)	(8)	(8)
Pension Plan(8)	(8)	(8)	(8)	(8)	(8)	(8)	(8)
Stock Incentive Plans(9)	$1,338,372	—	—	—	—	$1,047,960	—
Earned Incentive
Compensation(10)	$1,560,955	—	—	—	—	$389,524	—
Change in Control Only
Stock Incentive Plans	$1,410,098	$118,360	$146,336	$150,640	$352,928	—	$312,040

(1)	The estimate for Mr. Krueger assumes that the non-competition clause in Mr. Krueger’s SERP will be waived. This amount also includes the value of continued retiree medical benefits for 18 months at an estimated cost of $11,356 to Wolverine.

(2)	Payments would be triggered after certain terminations of employment within two (Messrs. Grady, Grimes, Ottenwess and Zwiers and Ms. Linton) or three (Mr. Krueger) years following a change in control. The timing of the payment would be delayed to the extent earlier payment would trigger Section 409A of the Tax Code.

(3)	These estimates assume that Wolverine would maintain the benefit plans for a period of up to one year after termination and the out-placement services for a period beginning with the date of termination and ending on the last day of the second calendar year following the calendar year in which the date of termination occurred.

(4)	Amounts in this row reflect the entire lump sum benefit payable to a participating named executive officer’s beneficiary, including any accumulated benefit. For a description of the SERP, see “Supplemental Executive Retirement Plan (SERP)” under the heading “Pension Benefits” table. The timing of the payment would be delayed to the extent earlier payment would trigger Section 409A of the Tax Code.

(5)	Amounts in this row reflect the entire lump sum death benefit payable to a participating named executive officer’s beneficiary, including any accumulated benefit.

(6)	Amounts in this row reflect the annual amounts payable for the life of the surviving spouse. In accordance with the terms of the Pension Plan, the death benefit for Messrs. Krueger, Zwiers and Ottenwess was calculated as though the executive had continued as an employee of Wolverine until age 65 at the compensation level as of the date of death. Messrs. Grimes and Grady and Ms. Linton were not vested in the Pension Plan as January 3, 2009, so no death benefit would be payable to any surviving spouse.

(7)	Amounts in this row reflect the annual annuity disability benefit payable to a named executive officer until the officer is no longer disabled or reaches age 65. Upon reaching age 65, the named executive officer will receive their normal retirement benefit under the SERP. See the Pension Benefit Table and footnotes thereto for each named executive officer’s accumulated SERP benefit assuming payment begins at age 65.

(8)	See the Pension Benefit table and footnotes thereto. The Pension Benefits table describes the general terms of each pension plan in which the named executive officers participate, the years of credited service and the present value of each named executive officer’s accumulated pension benefit assuming payment begins at age 65.

(9)	Messrs. Grimes, Grady, Ottenwess and Zwiers and Ms. Linton are not eligible for retirement acceleration under Wolverine’s stock incentive plans as described in the narrative above the table. The value attributed to accelerated vesting of Mr. Gulis’ unvested equity-based compensation awards was computed using the closing market price of Wolverine’s common stock on July 1, 2008, the effective date of his retirement ($26.86). The value for unvested restricted stock is computed by multiplying $26.86 by the number of unvested shares of restricted stock that vested upon Mr. Gulis’ retirement. The value of unvested stock options equals the difference between the exercise price of each option and $26.86.

(10)	Under the Annual Bonus Plan and the LTIP, a named executive officer may be eligible to receive a pro rata portion of any earned award if the executive is retirement eligible. Mr. Kreuger is the only named executive officer (other than Mr. Gulis) who was retirement eligible at fiscal year end. The amount reported for Mr. Krueger represents his actual payout under the Annual Bonus Plan for fiscal year 2008, his actual payout under the 2006-2008 performance cycle of the LTIP and an estimated pro rata award that may be payable under the 2007-2009 and 2008-2010 performance cycles of the LTIP, each based on target level performance. For Mr. Gulis, who retired effective July 1, 2008, the amount represents his actual payout under the Annual Bonus Plan for fiscal year 2008, his actual payout under the 2006-2008 LTIP performance cycle and an estimate of his pro rata award under the 2007-2009 LTIP performance cycle based on target level performance.

Compensation Committee Report

Compensation Committee Report.  The Compensation Committee has reviewed and discussed with management the information provided under the heading “Compensation Discussion and Analysis.” Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Wolverine’s annual report on Form 10-K and proxy statement on Schedule 14A.

Respectfully submitted,

Joseph R. Gromek, David T. Kollat and Michael A. Volkema

Selection of Auditors

The Audit Committee has reappointed the firm of Ernst & Young LLP as independent auditors for the current fiscal year. As a matter of good corporate governance, the Audit Committee has determined to submit its appointment of Ernst & Young LLP to our stockholders for ratification. If this appointment is not ratified by the holders of a majority of shares present or represented at the annual meeting and entitled to vote on the matter, the Audit Committee will review its future selection of an independent registered public accounting firm.

Ernst & Young LLP, certified public accountants, has audited the financial statements of Wolverine and its subsidiaries for the fiscal year ended January 3, 2009. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.

In the years indicated, Ernst & Young LLP billed Wolverine the fees set forth in the following table.

	2008	2007

Audit Fees(1)	$1,004,540	$972,586
Audit Related Fees(2)	—	$41,550

Total Audit and Audit Related Fees	$1,004,540	$1,014,136
Tax Fees
Tax Compliance	$503,534	$562,745
Tax Planning & Advisory	$302,235	$438,892

Total Tax Fees	$805,769	$1,001,637
All Other Fees	$0	$0

Total Fees	$1,810,309	$2,015,773

(1)	Audit fees are comprised of fees for the annual audit, reviews of the financial statements included in Wolverine’s Form 10-Q filings, audit of internal control over financial reporting, foreign statutory audits and consultations concerning accounting matters associated with the annual audit.

(2)	Audit Related Fees are comprised of fees for assurance and related services that were reasonably related to the performance of the audit or a review of the financial statements and that are not reported as Audit Fees above, including accounting research, employee benefit plan audits and access to an online research database service.

Pre-Approval Policy.  Wolverine’s Audit Committee has adopted a policy under which all audit and non-audit services to be provided to Wolverine by Ernst & Young LLP require pre-approval by the Audit Committee. The Audit Committee provides categorical pre-approval before the beginning of each fiscal year for routine and recurring services provided by Ernst & Young LLP. Items in this category are pre-approved within specific service descriptions and budgets. All audit services, internal control-related services, and other services that are not within the specifically pre-approved service descriptions and budgets require engagement-specific pre-approval. With certain exceptions such as pre-approval of audit services, engagement-specific pre-approval may be delegated to one or more Audit Committee members. Any services approved by a designated Audit Committee member must be communicated to the full Audit Committee at its next regularly-scheduled meeting. The Audit Committee’s pre-approval policy also prohibits Ernst & Young LLP from providing any non-audit services that are prohibited by the SEC or the Public Company Accounting Oversight Board (“PCAOB”). All fees paid to Ernst & Young LLP for services performed in 2008 and 2007 were pre-approved pursuant to this policy.

Your Board of Directors recommends that you vote FOR ratification of the reappointment of Ernst & Young LLP.

Audit Committee Report

The Audit Committee of the Board of Directors consists of four directors who are independent under the standards adopted by the Board of Directors and applicable NYSE and SEC standards. The Audit Committee represents and assists the Board of Directors in fulfilling its oversight responsibility regarding the integrity of Wolverine’s financial statements and the financial reporting and accounting process, the systems of internal accounting and financial controls, the performance of the internal audit function and the independent auditors, the qualifications and independence of the independent auditors, the annual independent audit of Wolverine’s financial statements and compliance with legal and regulatory requirements. The Audit Committee is directly responsible in its capacity as a committee of the Board of Directors for appointing, retaining, compensating, overseeing, evaluating and terminating (if appropriate) Wolverine’s independent auditors. Wolverine’s management has primary responsibility for the financial statements and the financial reporting process, including the application of accounting and financial principles, the preparation, presentation and integrity of the financial statements, and the systems of internal controls and other procedures designed to promote compliance with accounting standards and applicable laws and regulations. Wolverine’s independent auditors are responsible for expressing an opinion on the conformity of Wolverine’s financial statements with generally accepted accounting principles and for auditing the effectiveness of Wolverine’s internal control over financial reporting.

The Audit Committee has taken steps to provide assurances regarding Audit Committee composition and procedures, the independence of Wolverine’s outside auditors and the integrity of Wolverine’s financial statements and disclosures. These steps include: (i) reviewing the Audit Committee Charter; (ii) reviewing the Finance Ethics Code; (iii) maintaining an Accounting and Auditing Complaint Procedure to allow employees, stockholders and the public to report concerns regarding Wolverine’s financial statements, internal controls and disclosures; and (iv) revising procedures for the Audit Committee to pre-approve all audit and nonaudit services provided by Wolverine’s independent auditors.

As part of its supervisory duties, the Audit Committee has reviewed Wolverine’s audited financial statements for the fiscal year ended January 3, 2009, and has discussed those financial statements with Wolverine’s management, internal financial staff, internal auditors and independent auditors, with and without management present. The Audit Committee has also reviewed and discussed the following with Wolverine’s management, and with the financial staff, internal auditors and independent auditors, with and without management present:

•	accounting and financial principles and significant assumptions, estimates and matters of judgment used in preparing the financial statements;

•	allowances and reserves for accounts receivable, inventories and taxes;

•	accounting for acquisitions, pension plans and equity-based compensation plans;

•	goodwill impairment analysis; and

•	other significant financial reporting issues and practices.

The Audit Committee has discussed with Wolverine’s independent auditors the results of the independent auditors’ examinations and the judgments of the independent auditors concerning the quality, as well as the acceptability, of Wolverine’s accounting principles and such other matters that it is required to discuss with the independent auditors under applicable rules, regulations or generally accepted auditing standards, including the matters required to be discussed by the rules of the PCAOB. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T. In addition, the Audit Committee has received from the independent auditors the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence rules and has discussed their independence from Wolverine and Wolverine’s management with them, including a consideration of the compatibility of nonaudit services with their independence, the scope of the audit and the scope of all fees paid to the independent auditors during the year. After and in reliance upon the reviews and discussions described above, the Audit Committee recommended to Wolverine’s Board of Directors that the audited financial statements for the fiscal year ended January 3, 2009, be included in Wolverine’s Annual Report on Form 10-K for the year then ended to be filed with the Securities and Exchange Commission. Respectfully submitted,

Jeffrey M. Boromisa, William K. Gerber, Brenda J. Lauderback and Shirley D. Peterson.

Related Matters

Compensation Committee Interlocks and Insider Participation

Joseph R. Gromek, David T. Kollat, and Michael A. Volkema served as members of the Compensation Committee during the last completed fiscal year and Phillip D. Matthews served on the Compensation Committee during the last completed fiscal year until his retirement in April 2008. David P. Mehney served on the Compensation Committee until April, 2008. None of the above members of the Compensation Committee were, during the fiscal year, an officer or employee of Wolverine or formerly an officer of Wolverine.

Certain Relationships and Related Transactions

Wolverine has entered into agreements with Grimoldi, S.A., an Argentinean corporation of which Mr. Alberto Grimoldi, a director of Wolverine, is chairman and a 35% shareholder, granting to Grimoldi, S.A. the exclusive rights to distribute and sell footwear products in Argentina under the Hush Puppies®, Caterpillar®, Patatgonia® and Merrell® brand names. Grimoldi, S.A. is also authorized to sell Merrell® brand apparel in Argentina. Under these agreements, Grimoldi, S.A. or its subsidiary either purchases products from Wolverine or pays Wolverine royalties and certain sublicense fees based on sales or purchases of products in Argentina.

Under the agreements described above, Grimoldi, S.A. was obligated to pay to Wolverine purchase prices, royalties, sublicense fees and service fees relating to 2008 totaling $3,213,439.

In the ordinary course of business, Wolverine and its subsidiaries sell samples and components of footwear products (such as leather), advertising materials and miscellaneous items to licensees, distributors and customers. In 2008, purchases of such items by Grimoldi, S.A. totaled $195,004 (including any applicable licenses or other fees or charges).

All of the transactions described above occurred pursuant to continuing contractual arrangements between Wolverine and Grimoldi, S.A. Wolverine expects similar transactions to occur between Grimoldi, S.A. and Wolverine and its subsidiaries during 2009.

In the ordinary course of its business, Wolverine purchases promotional merchandise for use in connection with the sale of its products. In 2008, Wolverine purchased promotional merchandise from Bullseye Group, LLC totaling $228,738. One-third of Bullseye Group, LLC is owned by Daniel Mehney, the son of David P. Mehney, a director of Wolverine. Wolverine anticipates purchasing promotional materials from Bullseye Group, LLC in 2009.

Related Person Transactions Policy

Wolverine has adopted written policies and procedures regarding related person transactions. Such policies and procedures require the Governance Committee to review and either approve or disapprove of entry into any Interested Transactions (defined below). If advance approval of the Interested Transaction is not feasible, then it must be considered and, if the Governance Committee determines it to be appropriate, ratified at the Governance Committee’s next meeting.

An Interested Transaction is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved is or is expected to exceed $100,000 since the beginning of Wolverine’s last completed fiscal year, (2) Wolverine is a participant, and (3) any Related Person (defined below) has or will have a direct or indirect interest (other than solely as a result of being a director or less than ten percent beneficial owner of another entity). A Related Person is any (a) person who is or was at any point during the last fiscal year for which Wolverine filed a Form 10-K and proxy statement, an executive officer, director or nominee for election as a director, (b) greater than five percent beneficial owner of Wolverine’s common stock, or (c) immediate family member of any of the foregoing. Immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

In determining whether to approve or ratify an Interested Transaction, the Governance Committee will take into account whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, the extent of the Related Person’s interest in the transaction and other factors that it deems relevant. No Director will participate in any discussion or approval of an Interested Transaction for which he or she is a Related Person, except to provide all material information to the Governance Committee. The following Interested Transactions are pre-approved under the policies and procedures:

•	any transaction with another company at which a Related Person’s only relationship is as an employee, director or beneficial owner of less than ten percent of that company’s shares, if the aggregate amount involved does not exceed the greater of $1,000,000, or two percent of that company’s total revenues.

•	any charitable contribution by Wolverine to a charitable organization where a Related Person is an employee, if the aggregate amount involved does not exceed the lesser of $100,000, or two percent of the charitable organization’s total annual receipts.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Wolverine’s directors and executive officers, and persons who beneficially own more than 10% of the outstanding shares of common stock, to file reports of ownership and changes in ownership of shares of common stock with the Securities and Exchange Commission. Directors, executive officers and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish Wolverine with copies of all Section 16(a) reports they file. Based on its review of the copies of such reports received by it, or written representations from certain reporting persons that no reports on Form 5 were required for those persons for the 2008 fiscal year, except as described in the following sentence, Wolverine believes that its officers and directors complied with all applicable reporting requirements during Wolverine’s last fiscal year. It has come to Wolverine’s attention that there is a 25 share inconsistency between Mr. Mehney’s reports of ownership of shares of common stock and Wolverine’s records. Wolverine is reviewing this inconsistency and will report any Section 16(a) reports that were not filed on a timely basis in Wolverine’s proxy statement for the 2010 Annual Meeting.

Stockholder Proposals

To be considered timely, any stockholder proposal intended to be presented at the Annual Meeting of Stockholders in 2010 must be received by Wolverine no later than January 23, 2010 and no earlier than December 24, 2009.

Pursuant to applicable rules under the Exchange Act, some stockholder proposals may be eligible for inclusion in Wolverine’s 2010 proxy statement and proxy card. Any such stockholder proposals must be submitted in writing to the Secretary of Wolverine no later than November 13, 2009.

You should address all stockholder proposals to the attention of the Secretary of Wolverine, 9341 Courtland Drive, N.E., Rockford, Michigan 49351.

Solicitation of Proxies

We will initially seek proxies by mail. Wolverine directors, officers and employees may also solicit proxies by telephone or facsimile or personally without additional compensation. Proxies may be solicited by nominees and other fiduciaries who may mail materials to or otherwise communicate with the beneficial owners of shares held by them. Wolverine will pay all costs of solicitation of proxies, including the charges and expenses of brokerage firms, banks, trustees or other nominees for forwarding proxy materials to beneficial owners. We have engaged Georgeson Inc. at an estimated cost of $7,000, plus expenses and disbursements, to assist in solicitation of proxies.

Appendix A

WOLVERINE WORLD WIDE, INC.

DIRECTOR INDEPENDENCE STANDARDS

The Board of Directors annually makes an affirmative determination of the independence of each Director, based upon the recommendation of the Governance Committee. A Director is independent if the Director meets each of the following standards unless the Board determines that the Director has a material relationship with Wolverine (either directly or as a partner, shareholder or officer of an organization that has a relationship with Wolverine) that is not of a nature addressed by these standards. For purposes of these standards, (a) “Wolverine” means Wolverine World Wide, Inc. and its consolidated subsidiaries and (b) “immediate family member” means a person’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

General Standards

1.	The Director is not, and in the past three years has not been, an employee of Wolverine.

2.	An immediate family member of the Director is not, and in the past three years has not been, employed as an executive officer of Wolverine.

3.	Neither the Director nor an immediate family member of the Director has received, during any twelve-month period within the last three years, any direct compensation from Wolverine in excess of $100,000, other than compensation for Board service, compensation received by the Director for former service as an interim Chairman, CEO or other executive officer, compensation received by the Director’s immediate family member for service as a non-executive employee of Wolverine, and pension and other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service).

4. (a)	The Director is not a current employee or partner of a firm that is Wolverine’s internal or external auditor (“Company Auditor”).

(b)	Neither the Director nor an immediate family member of the Director in the past three years has been a partner or employee of a Company Auditor and personally worked on Wolverine’s audit within that time.

(c)	No immediate family member of the Director is (i) a current partner of a Company Auditor or (ii) a current employee of a Company Auditor who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice.

5.	Neither the Director nor an immediate family member of the Director is, or in the past three years has been, part of an interlocking directorate in which a current executive officer of Wolverine served on the compensation committee of another company where the Director or the Director’s immediate family member concurrently served as an executive officer.

6. (a)	The Director is not an employee, majority owner or person in control of another company that has made payments to, or received payments from, Wolverine for property or services in an amount which, in any of the last three fiscal years, exceeds the lesser of $250,000 or 10% of the other company’s consolidated gross revenues.

(b)	No immediate family member of the Director is an executive officer of another company that has made payments to, or received payments from, Wolverine for property or services in an amount which, in any of the past three fiscal years, exceeds the greater of $1 million or 2% of the other company’s consolidated gross revenues.

7.	The Director is not an executive officer, trustee or board member of a tax exempt organization to which Wolverine has made in the past three fiscal years contributions that, in any single fiscal year, exceeded the greater of $50,000 or 2% of the non-profit organization’s, foundation’s or educational institution’s consolidated gross revenues.

Any direct or indirect relationship between a Director and Wolverine that is not of a nature addressed by these standards will be reviewed by the Board on a case-by-case basis and any such relationship that is found to be material will preclude

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the Director from being independent. In no event may a Director be determined to be independent under these standards if such Director does not qualify as independent under the applicable standards of the New York Stock Exchange.

Audit Committee Standards

In addition to meeting the General Standards set forth above, a Director is not considered independent for purposes of serving on the Audit Committee, and may not serve on that committee, if the Director: (1) receives, either directly or indirectly, any consulting, advisory or other compensatory fee from Wolverine World Wide, Inc. or any of its subsidiaries other than fees for service as a Director and fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with Wolverine or its subsidiaries (provided that such compensation is not contingent in any way on continued service); or (2) is an “affiliated person” of Wolverine World Wide, Inc. or any of its subsidiaries; each as determined in accordance with Securities and Exchange Commission regulations.

A-2

WOLVERINE WORLD WIDE, INC.
c/o National City Bank
Shareholder Services Operations
Locator 5352
P. O. Box 94509
Cleveland, OH 44101-4509
V o t e   b y   T e l e p h o n e
Have your proxy card available when you call the Toll-Free number 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.
V o t e   b y   I n t e r n e t
Have your proxy card available when you access the website www.cesvote.com, and follow the simple instructions to record your vote.
V o t e   b y   M a i l
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: National City Bank, P.O. Box 535300, Pittsburgh, PA 15253-9837. Mailed proxies must be received no later than April 23, 2009, at 10:00 a.m. Eastern Daylight Time.

Vote by Telephone
Call toll-free using a
touch-tone phone:
1-888-693-8683

Vote by Internet
Access the website and
cast your vote:
www.cesvote.com

Vote by Mail
Return your proxy
in the postage-paid
envelope provided.

Vote 24 hours a day, 7 days a week!
Your telephone or Internet vote must be received by 11:59 p.m. Eastern Daylight Time on April 22, 2009, to assure that it is counted in the final tabulation.
PLEASE DO NOT VOTE BY MORE THAN ONE METHOD. THE LAST VOTE RECEIVED WILL BE THE OFFICIAL VOTE. DO NOT
RETURN THIS PROXY IF YOU ARE VOTING BY THE INTERNET OR BY TELEPHONE.

è

This Proxy must be signed and dated below.
ê Please fold and detach card at perforation before mailing. ê

Wolverine World Wide, Inc.	Proxy
     This proxy is solicited on behalf of the Board of Directors.
The undersigned stockholder hereby appoints David T. Kollat and Timothy J. O’Donovan, and each of them, each with full power of substitution, proxies to represent the undersigned stockholder and to vote all shares of Common Stock of Wolverine World Wide, Inc. that the stockholder would be entitled to vote on all matters that properly come before the Annual Meeting of Stockholders to be held at the Company’s headquarters located at 9341 Courtland Drive, N.E., Rockford, Michigan, on Thursday, April 23, 2009, at 10 a.m. local time, and any adjournment of that meeting.

Signature(s)

Signature(s)

Dated:	, 2009

IMPORTANT – Please sign exactly as your name(s) appears on this Proxy. When signing on behalf of a corporation, partnership, estate or trust, indicate title or capacity of person signing. If shares are held jointly, each holder must sign.

WOLVERINE WORLD WIDE, INC.
9341 Courtland Drive, N.E.
Rockford, Michigan 49351
Wolverine World Wide, Inc. will be holding its Annual Meeting of Stockholders on April 23, 2009. The enclosed Notice of Annual Meeting provides information regarding the matters that are expected to be voted on at the meeting. Your vote is important to us. Even if you plan to attend the meeting, please read the enclosed materials and vote through the Internet, by telephone or by mailing the Proxy Card below.
Telephone and Internet Voting.
On the reverse side of this card are instructions on how to vote through the Internet or by telephone. Please consider voting through one of these methods. Your vote is recorded as if you mailed in your Proxy. We believe voting through the Internet or by telephone is convenient, and it also saves money.
Thank you in advance for your participation in our 2009 Annual Meeting.
Wolverine World Wide, Inc.

ê  Please fold and detach card at perforation before mailing. ê

Wolverine World Wide, Inc.	Proxy
If this Proxy is properly executed, the shares represented by this Proxy will be voted as specified. If no specification is made, the shares represented by this Proxy will be voted for the election of all nominees named on this Proxy as directors and for approval of the proposal identified on this Proxy. The shares represented by this Proxy will be voted in the discretion of the proxies on any other matters that may properly come before the meeting.

1. ELECTION OF DIRECTORS
Nominees:	(1) Alberto L. Grimoldi	(2) Joseph R. Gromek	(3) Brenda J. Lauderback	(4) Shirley D. Peterson
	❑ FOR all	❑ WITHHOLD all	❑ FOR all except (*)

*(INSTRUCTION: To withhold authority to vote for any individual nominee, strike that nominee’s name in the list above.)
Your Board of Directors Recommends that You Vote FOR ALL NOMINEES.

2. Proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the current fiscal year.

	❑ FOR	❑ AGAINST	❑ ABSTAIN

Your Board of Directors Recommends that You Vote FOR this Proposal.
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)